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                                                                   EXHIBIT 10.15


                      RIVER PLACE POINTE II LEASE AGREEMENT




                                 By and Between




                INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA
                                  ("Landlord")




                                       and




                              ELOYALTY CORPORATION
                                   ("Tenant")





                             DATED: MARCH ____, 2000







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                      RIVER PLACE POINTE II LEASE AGREEMENT


         THIS LEASE is entered into as of March ____, 2000, between INVESTORS LIFE INSURANCE COMPANY OF NORTH AMERICA, a Washington corporation ("Landlord"), whose address for purposes of notice hereunder is 701 Brazos, Suite 1400, Austin, Texas, 78701 and eLOYALTY CORPORATION, a Delaware corporation ("Tenant"), whose local address prior to the Commencement Date (defined in Section 2.01 hereof) is 701 Brazos, Suite 680, Austin, Texas 78701, and whose local address after the Commencement Date shall be 6500 River Place Boulevard, Building II, Suite 400, Austin, Texas, 78730.

                              W I T N E S S E T H:

                                    ARTICLE 1

         1.01 PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the rent and subject to the provisions of this Lease, the space (the "Premises") reflected on the floor plan(s) attached as Exhibit "A" hereto, consisting of the entire fourth (4th) floor and approximately the east one-half (2) of the third (3rd) floor of the building (the "Building") known as River Place Pointe II located at 6500 River Place Boulevard, Austin, Travis County, Texas, in River Place Pointe (the "Project"). The Project is a multi-building office project under construction by Landlord containing multiple office buildings, ground-level open areas and walkways, parking areas and garages and other structures or improvement located on the real property described on Exhibit "B" attached hereto and made a part hereof for all purposes (the "Land"). The Building, as well as River Place Pointe I and the River Place Pointe Parking Garage I ("Parking Garage I") are currently under construction by Landlord. It is anticipated that the Premises will contain approximately 40,691 square feet of rentable area and the Building will contain approximately 112,782 net rentable square feet as measured by the most recent BOMA Standard Method of Floor Measurement (the "BOMA Standard(s)"). The usable and rentable square footage of the Premises shall be measured by Landlord's architect, and such measurement shall be approved by Tenant's architect, in accordance with BOMA Standards, taking into account that the fourth floor will be a single tenant floor and the third floor will be a multi-tenant floor. In the event the measurement of the Premises according to BOMA Standards results in a change in the rentable area of the Premises, all appropriate terms herein shall be adjusted accordingly. Within ten (10) days after the Commencement Date Tenant and Landlord shall execute a declaration (in the form of Exhibit "D" hereto) specifying, among other things, the measurements of the Premises and the Building as determined by Landlord's architect and approved by Tenant's architect.

                                    ARTICLE 2





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         2.01 TERM. Subject to the other provisions hereof, and any exhibits hereto, this Lease shall be for a term of approximately five (5) years commencing on the Commencement Date (defined in Section 2.02 hereof) and expiring on May 31, 2005 (the "Expiration Date"). Such term, as it may be modified or extended, is herein called the "Term." A "Lease Year" shall be the twelve month period beginning on June 1 of each calendar year and ending on May 31 of the following calendar year.

         2.02 COMMENCEMENT. As used herein, "Commencement Date" means the earlier to occur of: (a) June 7, 2000, or if later, the date the Premises (including the Tenant Improvements described on Exhibit "C") are Substantially Completed (as hereinafter defined), or would have been Substantially Completed but for Tenant Delays (as defined in Exhibit "C"), and Landlord has notified Tenant of such completion, or (b) the date Tenant begins the occupancy of all or any part of the Premises in a reasonably normal manner for the conduct of Tenant's business. The parties anticipate the Premises will be Substantially Complete on or about June 7, 2000. "Substantial Completion" (or "Substantially Complete" or "Substantially Completed") shall mean that Landlord has received a temporary or permanent certificate of occupancy from the City of Austin permitting Tenant's occupancy of the Premises, that Tenant's architect has approved the measurement of the Premises as taken my Landlord's architect, and that the Premises (and parking and other improvements in the Project reasonably necessary to Tenant's use and enjoyment of the Premises) are sufficiently complete to allow Tenant's use and occupancy of the Premises, except for any work upon which Landlord and Tenant shall have agreed to in writing ("Punch List Items"), the performance of which shall not, after Tenant commences occupancy of the Premises, significantly interrupt or interfere with Tenant's use thereof. Landlord agrees to complete any Punch List Items within thirty (30) days after the Commencement Date. Within ten (10) days after the Commencement Date Tenant and Landlord shall execute a declaration (in the form of Exhibit "D" hereto) specifying, among other things, the actual date on which the Commencement Date occurred.

         Landlord hereby consents to Tenant having limited access to the Premises three (3) weeks prior to the Commencement Date (the "Early Access Period") to install its equipment and furnishings preparatory to its occupancy of the Premises, subject however to City of Austin temporary certificate of occupancy requirements and City of Austin Fire Department and Building Inspection Department life safety issues ("COA Issues"), and provided Tenant has delivered to Landlord evidence of all insurance required to be carried by Tenant under this Lease. Tenant's early access to the Premises is governed by Paragraph 10 of the Exhibit "C" hereto. Landlord and Tenant agree to mutually and reasonably cooperate with each other during the Early Access Period. Tenant acknowledges and agrees that during the Early Access Period, Landlord may still be in process of completing the Tenant Improvements, including, without limitation, laying carpet. During the Early Access Period, Tenant will use reasonable efforts to accommodate Landlord's completion of the Tenant Improvements. Likewise, Landlord



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acknowledges and agrees that during the Early Access Period, Tenant will be installing, subject to COA Issues, wiring, equipment and furniture (including wall and furniture systems) and Landlord will use reasonable efforts to accommodate Tenant's pre-occupancy installations during the Early Access Period. Landlord acknowledges that Tenant is not required to pay rent during the Early Access Period.

         2.03 RENEWAL OPTION. Landlord hereby gives and grants to Tenant two (2) options to renew this Lease for respective periods of five (5) years each, on the terms and conditions set forth in Exhibit "E". The first renewal term shall commence on the expiration of the initial Term, and the second renewal term shall commence on the expiration of the Term as extended by the first renewal option.

         2.04 RIGHT OF FIRST REFUSAL. Landlord hereby grants Tenant a right of first refusal with respect to all remaining space on the third floor of the Building as set forth in "Exhibit "F".

         2.05 EXPANSION OPTION. Landlord hereby gives and grants to Tenant an expansion option ("Expansion Option") on the terms and conditions set forth in Exhibit "G".

                                    ARTICLE 3

         3.01 BASE RENT. Tenant, in consideration for this Lease, agrees to pay to Landlord a base rental ("Base Rent") for each square foot of rentable area agreed to in writing by Landlord and Tenant to be within the Premises, for each calendar year during this Lease as follows:

         Lease Year 1      -        $18.50 per rentable square foot
         Lease Year 2      -        $19.00 per rentable square foot
         Lease Year 3      -        $19.50 per rentable square foot
         Lease Year 4      -        $20.00 per rentable square foot
         Lease Year 5      -        $20.50 per rentable square foot

The Base Rent shall be payable in equal monthly installments, the amount of which shall be determined by dividing the total rent for each respective Lease Year by twelve (12), and payable at Landlord's address herein provided in legal tender of the United States of America, without notice, demand, counterclaim, set-off or abatement (except as expressly provided in this Lease), in advance on the first day of each calendar month throughout the Term, except that the first such monthly installment is due upon the date of execution of this Lease by Tenant. Notwithstanding the foregoing, if the Commencement Date is a date other than the first day of a calendar month, then the rent for the Base Rent for the first month of this Lease shall be a sum equal to the Base Rent specified for the first full calendar month as herein provided, times a fraction, the numerator of which equals the number of days from the Commencement Date to the end of the




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calendar month during which the Commencement Date falls and the denominator of which equals the number of days in the same calendar month.

         3.02 TENANT'S PERCENTAGE SHARE OF OPERATING EXPENSES. In addition to the Base Rent, Tenant, as additional consideration for this Lease, agrees to pay to Landlord Tenant's Percentage Share of Operating Expenses (defined in Section
3.04 hereof) annualized for each calendar year during the Term. On or before the Commencement Date and thereafter on or before the first day of each calendar year of the Term, Landlord shall provide to Tenant the Estimated Operating Expense (defined in Section 3.03 hereof) for the upcoming calendar year. Tenant shall pay in advance on the first day of each calendar month during the Term, installments equal to one-twelfth (1/12) of Tenant's Percentage Share of Estimated Operating Expenses annualized for each calendar year. Within one hundred twenty (120) days after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement certified by Landlord of the Actual Operating Expenses for the immediately preceding calendar year. If Tenant's Percentage Share of Estimated Operating Expenses paid to Landlord during the previous calendar year exceeds Tenant's Percentage Share of Actual Operating Expenses for such year, then Landlord shall refund the difference to Tenant at the time Landlord furnishes the statement of the Actual Operating Expense. Otherwise, within fifteen (15) days after Landlord furnishes such statement to Tenant, Tenant shall make a lump sum payment to Landlord equal to the positive difference between Tenant's Percentage Share of the Actual Operating Expense for the preceding calendar year over Tenant's Percentage Share of the Estimated Operating Expense paid by Tenant for the preceding calendar year. As used in this Lease the term "Rent" shall refer collectively to the Base Rent and Tenant's Percentage Share of Estimated Operating Expenses. If the Commencement Date is on a day other than the first day of the month, then Tenant shall be required to pay only a pro-rata portion of the installment of Rent due for such month.

         Landlord will cause adequate books and records to be maintained to permit Tenant to verify computations of Operating Expenses and other amounts relevant to Tenants obligations under this Lease; provided, Landlord shall not be required to maintain any books and records concerning any payment due hereunder for more than 2 years after such payment is due. Further, Landlord shall permit Tenant or Tenant's representative to audit such books and records during normal business hours and shall assist in any way reasonably required for such audits. Landlord shall also furnish explanations in reasonable detail if requested by Tenant of any computation made under this Lease. All determinations required or permitted of Landlord concerning payments for Operating Expenses and other charges due hereunder shall be subject to verification by Tenant. If any such determinations are found to be incorrect, an adjustment will be promptly made between Landlord and Tenant to correct any underpayments or overpayments resulting from such incorrect determinations. If an audit of Operating Expenses for any calendar year reveals that Tenant was overcharged under this Section
3.02 by more than ten percent (10%) for that year, Landlord will reimburse Tenant for the cost of such audit. However, notwithstanding that a disagreement may arise between Tenant and Landlord about any





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determination required or permitted of Landlord concerning Rent and other charges due hereunder, Tenant shall continue to pay Rent and other charges as herein provided pending resolution of such determination.

         3.03 TENANT'S PERCENTAGE SHARE. For purposes of this Lease, the term "Tenant's Percentage Share" shall mean a percentage which is equal to the number of rentable square feet contained in the Premises divided by the total number of rentable square feet contained in the Building, as both such measurements have been agreed to in writing by Landlord and Tenant.

         3.04 OPERATING EXPENSES. "Operating Expenses" shall mean and include all reasonable amounts, expenses, and costs of whatever nature paid by or on behalf of Landlord for the management (excluding wages and benefits for employees above the level of building manager), operation, repair, maintenance and security of the Building and Landlord's personal property which may be reasonably utilized in connection therewith. Without limiting the foregoing, Operating Expenses will include a share (equal to the rentable square footage of the Building divided by the total rentable square footage of all buildings in the Project from time to time) of any costs and expenses incurred by Landlord which are for the benefit of the Project generally, rather than any particular Building. If, however, greater security is required for an occupant of a particular building in the Project, or if an occupant requires repairs or maintenance to such occupant's specific tenant improvements (excluding however, repairs or maintenance to the Base Building which are included in Operating Expenses), the cost of such greater security or repairs or maintenance to such occupant's specific tenant improvements will not be treated as a cost for the benefit of the Project generally under this provision, but will be allocated specifically to such occupant. Notwithstanding the foregoing, controllable Operating Expenses (which include landscaping, janitorial, pest control and waste removal) shall not increase more than five percent (5%) per annum.

         Notwithstanding anything to the contrary herein, Operating Expenses shall not include, and Tenant shall not be required to pay or reimburse Landlord for any part of the following: property management fees in excess of five percent (5%) of Base Rent; the cost of capital improvements or depreciation (except as expressly permitted by the next sentence); interest and principal payments on mortgages, ground lease rentals and other non-operating debts of Landlord; specific costs for special items or services billed to specific tenants (or that would be billed to another tenant if its lease required payments in addition to base rent on substantially the same terms and conditions as this Lease requires of Tenant); costs of correcting construction or design defects or violations of law existing as of the Commencement Date; legal fees or other costs incurred because of any lease negotiation or dispute between Landlord and other tenants or prospective tenants; income, excess profits, franchise, transfer, estate or inheritance taxes; costs paid by insurance, recovery upon construction warranties or other sources (excluding reimbursement by tenants for Operating Expenses); leasing commissions, attorneys' fees,





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advertising expenses, and other expenses incurred in connection with leasing, selling or conveying any interest in the Project or the land associated therewith; costs of repairs or other work occasioned by fire, wind storm or other casualty or necessitated by condemnation. Operating Expenses shall, however, include:

         (A) The annual cost of all capital improvements made subsequent to the final completion of the Building (including the Premises) which, although capital in nature, can reduce the normal operating costs of the Building, as amortized in accordance with generally accepted accounting principles, consistently applied; provided that such amortization shall not be more in any calendar year than Landlord's reasonable estimate of the resulting savings in other Operating Expenses.

         (B) The annual cost of all capital improvements made in order to comply with any statutes, rules, regulations, or directives enacted or promulgated by any governmental authority after the effective date of this Lease, as amortized in accordance with generally accepted accounting principles, consistently applied.

         If at any time during the Term the present method of ad valorem taxation or assessment against the Land, Building or Project shall be so changed that the whole or any part of the real estate taxes or assessments now levied, assessed or imposed on the Land, Building or Project shall be changed and as a substitute therefor, or in lieu of an addition thereto, taxes, assessments or charges shall be levied, assessed or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the Rent due under this Lease or any part thereof, then such substitute or additional taxes, assessments or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the real estate taxes to the extent that such substitute or additional tax actually substitutes for and replaces prior real estate taxes or is imposed in lieu of or in addition to existing real estate taxes.

         Operating Expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles, consistently applied. The "Estimated Operating Expense" shall equal the Landlord's reasonable estimate of Operating Expenses for the applicable calendar year. Landlord's statement of the Estimated Operating Expense shall control for the year specified in such statement and for each succeeding year during the Term until Landlord provides a new statement of the Estimated Operating Expense. Landlord's Estimated Operating Expense for the calendar year 2000 is $8.00 per rentable square foot, prorated for the number of months in 2000 the Building is completed. The "Actual Operating Expense" shall equal the operating expenses actually incurred for the applicable calendar year. Notwithstanding the foregoing, in no event shall Tenant be required to pay an amount in excess of the total of Actual Operating Expenses less amounts payable by other tenants in the Building.






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         Operating Expenses shall be reduced by any insurance proceeds or eminent domain awards to the extent the same may be received by Landlord. Landlord may deduct from such proceeds or awards, the reasonable expenses incurred in obtaining such proceeds or awards (including without limitation legal and other professional fees) provided that such expenses were not previously billed as Estimated Operating Expenses or Actual Operating Expenses.

         3.05 TENANT IMPROVEMENTS. Prior to the applicable Commencement Date, Landlord shall, on the terms and conditions set forth in Exhibit "C" construct the improvements desired by Tenant to complete the Premises for Tenant's occupancy (the "Tenant Improvements").

                                    ARTICLE 4

         4.01 USE. Tenant shall use and occupy the Premises only for office purposes, for software development and training, and for no other purposes. Tenant shall not do or permit anything to be done in the Premises or authorize anything to be done in other parts of the Project, nor shall Tenant bring or keep anything in the Project, that will in any way increase the existing rate of or affect any fire or other insurance upon the Project or any of its contents, or cause cancellation of any insurance policy covering the Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in the Premises or authorize anything to be done in other parts of the Project that will unreasonably or improperly obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them or tend to lower the first class character of the building or create unreasonable elevator loads or otherwise interfere with standard Building operations. Tenant shall not do or permit anything to be done in the Premises or authorize anything to be done in other parts of the Project that would constitute a nuisance. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall not use the Premises nor authorize or permit anything to be done in other parts of the Project that will in any way conflict with any private restrictive covenant, law, statute, ordinance or any rule or regulation of Landlord or any governmental or quasi-governmental authority now in force or that may hereafter be enacted or promulgated.

                                    ARTICLE 5

         5.01 LANDLORD'S SERVICES. Provided Tenant is not in default hereunder, Landlord shall, at Landlord's expense, except as provided to the contrary in this Lease, furnish to Tenant the following services:

         (a) Subject to curtailment as required by governmental laws, rules or regulations, air conditioning and central heat, in season, at temperatures between 67 and 78 degrees F., during all Normal Building Hours. ("Normal Building Hours" will be 7:00 a.m. through 6:00 p.m. on weekdays and 8:00 a.m. through 12:00 p.m. on



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                  Saturdays, exclusive of Normal Business Holidays. "Normal
                  Business Holidays" for purposes of this Lease shall be the days reasonably designated as such by Landlord from time to time (but not more than nine days in any calendar year), which days may include, without limitation, New Year's Day, Martin Luther King Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday following Thanksgiving Day and Christmas Day. If in the case of any holiday described herein a different day shall be observed than the respective day described, then the day which constitutes the day observed by national banks in Austin, Texas, on account of such holiday shall constitute the holiday under this Lease.)

         (b) Janitorial services in the Premises and public portions of the Building for all days except Saturdays, Sundays, and Normal Business Holidays.

         (c) Water at those points of supply provided for drinking, toilet, and lavatory purposes.

         (d) Normal and customary routine maintenance, and any repairs required from time to time, for all public, structural, and exterior portions of the Project and for the HVAC and other Building systems.

         (e) Electric lighting service for all public portions of the Building, Parking Garage I, the surface parking areas serving the Building, and the Project.

         (f) Reasonably adequate, non-exclusive automatic passenger elevator service at all times for access to and egress from the Premises. There are no separate freight elevators in the Building. Tenant shall have the right to use the passenger elevators, in common with other tenants, for freight uses during reasonable business hours as prescribed by Landlord, exclusive of Saturdays, Sundays, and Normal Business Holidays unless otherwise approved by Landlord, as long as Tenant appropriately pads the elevator walls to insure that no damage is caused to elevators by virtue of Tenant's use for freight purposes. If Tenant desires to use any elevator for freight purposes for any extended period (more than one hour), Tenant must get the prior approval of Landlord.

         (g) Electric energy that Tenant shall require for normal office equipment such as typewriters, dictation machines, calculators, personal computers, telephones, facsimile machines, copying machines and other machines of a similar electrical consumption, and Building Standard (defined in Exhibit "C" attached hereto) lighting in the Premises. Without Landlord's prior written consent, Tenant shall not be entitled to employ lighting on the Premises that consumes electrical current




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                  in excess of Building Standard lighting nor utilize space
                  heaters nor utilize any office equipment that consumes more than 0.5 kilowatts per hour at rated capacity or requires a voltage of other than 120 volts single phase or an electric capacity greater than any limitations on capacity contemplated in the Drawings approved by Landlord and Tenant as described in Exhibit "C". The Building will have normal and customary electrical service typical to supply a first class office building in Austin, Texas, for use by all of the tenants of the Building.

         (h) Building security to encourage compliance with the Rules and Regulations (defined in Section 15.09 hereof) and to limit after-hour access to the Building; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, and shall be indemnified by Tenant against, liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons having or gaining access to the Building or the Premises, whether or not caused by Landlord's negligence, and Tenant hereby releases Landlord from all liability relating thereto. Tenant shall have 24-hour access to the Building and the Premises by a card access system

         (i) Window washing services for the outside portions of the Building up to two (2) times per calendar year, as needed.

         5.02 ADDITIONAL SERVICE COST. Tenant shall pay Landlord, upon demand, such additional amounts as are necessary to recover additional costs incurred by Landlord in performing or providing janitorial, maintenance, security, or other services or requirements of Tenant (and in paying additional taxes) as to any non-Building Standard installations in the Premises.

         Tenant shall pay Landlord, upon monthly demand by invoice, an amount equal to one hundred ten percent (110%) of Landlord's actual or reasonably estimated cost for providing off-hour and nonstandard air conditioning, heating and electricity service to the Premises. Such after hours service will be available by card access or key pad.

         5.03 SERVICE INTERRUPTION. To the extent any of the services described above require electricity, gas, water or other services supplied by public utilities, Landlord's covenants hereunder shall impose on Landlord only the obligation to use its good faith efforts to cause the applicable public utilities to furnish the same. Any failure or defect in the services described above shall not be construed as an eviction of Tenant nor entitle Tenant to any reduction, abatement, offset, or refund of Rent or to any damages from Landlord. Landlord shall not be in breach or default under this Lease, provided Landlord uses reasonable diligence during normal business hours to restore any such failure or defect after Landlord receives written notice thereof.





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                                    ARTICLE 6

         6.01 ALTERATIONS. Tenant shall not make or allow to be made any alterations, installations, additions or improvements in or to the Premises, or place safes, vaults or other heavy furniture or equipment within the Premises, without Landlord's prior written consent. Such consent by Landlord will not be unreasonably withheld or delayed for interior, nonstructural alterations to the Premises that do not require modifications to the Building HVAC or other systems. All alterations, installations, additions or improvements, other than movable furniture, wall systems, equipment, and trade fixtures, made by Tenant to the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises; provided, however, that Landlord may require Tenant, at Tenant's cost, to remove any or all of such items made by Tenant that are not Building Standard upon the expiration or termination of this Lease or the termination of Tenant's right to possession of the Premises. Tenant, at its sole cost and prior to the expiration or termination of this Lease, shall remove all of Tenant's property from the Premises and make, or reimburse Landlord for the cost of all repairs to the Premises and/or Project for damage resulting from such removal. Tenant is not required, however, to remove any Initial Tenant Improvements or any subsequent alterations approved by Landlord. All work shall be completed promptly and in a good and workmanlike manner and shall be performed in such a manner that no mechanic's, materialman's or other similar liens shall attach to Tenant's leasehold estate, and in no event shall Tenant permit, or be authorized to permit, any such liens or other claims to be asserted against Landlord or Landlord's rights, estate and interests with respect to the Project or this Lease. If the cost of any alterations, installations, additions or improvements to the Premises exceeds $5,000.00, Landlord may require, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of such improvements, additions or alterations Tenant proposes to make in the Premises.

         6.02 TENANT REPAIRS. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair, subject to Punch List Items and latent defects. Tenant shall, at Tenant's sole cost and expense, keep the Premises in good condition and repair, excepting damage thereto by fire or other casualty or resulting from causes beyond the reasonable control of Tenant and further excepting ordinary wear and tear. Other than as herein provided to the contrary with respect to damages resulting from fire or other insurable casualties, any injury or damage to the Premises or Project, or the appurtenances or fixtures thereof, caused by or resulting from the negligent acts or omissions of or the intentional misconduct of Tenant or Tenant's employees, servants, agents, invitees, assignees, or subtenants shall be repaired or replaced by Tenant, or at Landlord's option by Landlord, at the expense of Tenant. If Tenant fails to maintain the Premises or fails to repair or replace any damage to the Premises or Project resulting from the negligence or intentional act of Tenant, its employees, servants, agents or invitees, or for which Tenant is otherwise






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responsible by the terms of this Lease, Landlord may, but shall not be obligated to, cause such maintenance, repair or replacement to be done, as Landlord deems necessary, and Tenant shall immediately pay to Landlord all costs related thereto plus a charge for overhead of ten percent (10%) of such costs.

         6.03 LANDLORD REPAIRS. Except as stipulated herein, Landlord shall not be required to make any improvements to or repairs of any kind or character to the Premises during the Term. However, notwithstanding any provisions of this Lease to the contrary, all repairs, alterations or additions to the Base Building or its systems (as opposed to those involving only Tenant's leasehold improvements), and all repairs, alterations or additions to Tenant's non-Building Standard leasehold improvements which affect the Building's structural components or major mechanical, electrical or plumbing systems in the Building, shall be made only by Landlord (or its contractor) and at commercially competitive rates. Further, to the extent that other provisions of this Lease would make any such repairs, alterations or additions the responsibility of Tenant, Tenant shall pay the cost thereof (including an additional charge of ten percent (10%) of actual direct costs for Landlord's overhead).

                                    ARTICLE 7

         7.01 LANDLORD INSURANCE. Landlord shall insure the Project and Building against fire and other casualty and shall maintain comprehensive general liability and other insurance in such amounts as may be required by Landlord's mortgagee, or in such other greater commercially reasonable amounts as Landlord, in its sole discretion, may deem appropriate. The cost of such insurance, including any reasonable deductible paid thereunder by Landlord, shall be an "Operating Expense" as defined in Section 3.03 hereof. Such insurance shall be for the sole benefit of Landlord and, if required, Landlord's mortgagee. If the annual premiums to be paid by Landlord exceed the standard rates because of Tenant's operations within or contents of the Premises or because improvements to the Premises are above Building Standard, Tenant shall promptly pay the excess amount of the premium upon request by Landlord (and if necessary, Landlord may allocate the insurance costs of the Building to give effect to this sentence).

         7.02 TENANT INSURANCE. Tenant shall, at Tenant's expense, fully insure its property located in the Premises against fire and other casualty and shall maintain comprehensive general liability insurance insuring Landlord and Tenant against any liability arising out of ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, including contractual liability insurance (with respect to Section 7.04 hereof), with insurance companies approved by Landlord and with limits of liability of at least $2,000,000 in each occurrence for Bodily Injury and Property Damage combined and $2,000,000 general aggregate for Bodily Injury and Property Damage combined with the endorsement of comprehensive general liability CG-2504. Tenant shall cause Landlord to be named as an additional insured under such general liability policies and shall, not less than twenty (20) days prior to (a) the

Commencement Date, and (b) the expiration of old policies, furnish Landlord with certificates of insurance reasonably satisfactory to Landlord. The limit of such insurance shall not, however, limit the liability of Tenant hereunder. Tenant may carry such insurance under a blanket policy, provided such insurance has a Landlord's protective liability endorsement attached thereto. If Tenant fails to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord.

         7.03 WAIVER OF SUBROGATION. WHENEVER (A) ANY LOSS, COST, DAMAGE OR EXPENSE RESULTING FROM FIRE, EXPLOSION OR ANY OTHER CASUALTY OR OCCURRENCE IS INCURRED BY EITHER OF THE PARTIES TO THIS LEASE IN CONNECTION WITH THE PREMISES OR THE PROJECT, AND (B) SUCH PARTY IS THEN COVERED (OR IS REQUIRED UNDER THIS LEASE TO BE COVERED) IN WHOLE OR IN PART BY INSURANCE WITH RESPECT TO SUCH LOSS, COST, DAMAGE OR EXPENSE, THEN NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN CONTAINED, THE PARTY SO INSURED (OR REQUIRED TO BE INSURED), FOR ITSELF AND ANY INSURER OR ANYONE ELSE THAT MIGHT OTHERWISE CLAIM THROUGH IT BY WAY OF SUBROGATION, HEREBY RELEASES THE OTHER PARTY (EVEN IF THE OTHER PARTY IS NEGLIGENT) FROM ANY LIABILITY THE OTHER PARTY WOULD OTHERWISE HAVE ON ACCOUNT OF SUCH LOSS, COST, DAMAGE, AND WAIVES ANY RIGHT OF SUBROGATION WHICH MIGHT OTHERWISE EXIST ON ACCOUNT THEREOF.

         7.04 TENANT'S INDEMNITY. Tenant hereby indemnifies, defends and holds harmless Landlord and its respective officers, directors, employees and agents, and Landlord's successors and assigns, and their officers, directors, employees and agents (collectively, the "Landlord Indemnified Parties") against any and all claims, demands, losses, liabilities, costs and expenses (including attorneys' fees at trial and on any appeal or petition for review) incurred by the Landlord Indemnified Parties arising from Tenant's use or occupancy of the Premises for the conduct of its business or from any activity, work or other thing done, permitted or suffered by Tenant on or about the Building or the Project, and shall further indemnify defend and hold harmless the Landlord Indemnified Parties from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of, or due to the negligence or intentional misconduct of Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or related to any such claim or any action or proceeding brought thereon. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons including death in, upon or about the Premises, from any cause, including without limitation, Landlord's negligence, but except for such damage or injury caused solely by Landlord's gross negligence or willful misconduct, and Tenant hereby waives all claims in respect thereof against Landlord.

         7.05 LANDLORD'S INDEMNITY. Landlord hereby indemnifies, defends and holds harmless Tenant and its respective officers, directors, employees and agents, and Tenant's successors and assigns, and their officers, directors, employees and agents (collectively, the "Tenant Indemnified Parties") against any and all claims, demands, losses, liabilities, costs and expenses (including attorneys' fees at trial and on any appeal or petition for review) incurred by the Tenant Indemnified Parties arising from any accident, injury or damages whatsoever caused to any person or the property of any person in or about the common areas or public areas of the Building or the Project (specifically excluding the Premises) to the extent attributable to the gross negligence or willful misconduct of Landlord or its agents and employees.

                                    ARTICLE 8

         8.01 CASUALTY. Tenant shall promptly give Landlord written notice of any fire or other casualty occurring within the Premises. If the Premises or other parts of the Building or Project reasonably required for Tenant's use and quiet enjoyment of the Premises are damaged by fire or other casualty then, subject to the following provisions of this Article, Landlord shall promptly repair the damage. If, however, the damage (a) is not covered by insurance carried by Landlord hereunder, (b) is covered by insurance carried by Landlord hereunder, but Landlord's mortgagee requires that proceeds of such insurance be used to retire the mortgage debt, (c) is to such an extent that the cost of repairs will be greater than 10% of the then full replacement cost of the Building, or (d) occurs during the last 12 months of the then effective Term of this Lease, then Landlord shall have the option (i) to repair the damaged Premises and any other damaged parts of the Building or Project reasonably necessary to Tenant's use and quiet enjoyment of the Premises to substantially the same condition as immediately prior to such fire or other casualty, or (ii) to terminate this Lease by so notifying Tenant within sixty (60) days after the date of such damage, such termination to be effective as of the date of the fire or other casualty causing the damage. Notwithstanding the foregoing, if the Premises are so destroyed that they cannot or will not be repaired or rebuilt within one hundred eighty (180) days of the casualty date, Tenant shall have the option to terminate this Lease by so notifying Landlord within thirty (30) days after Tenant's discovery of such untentability, such termination to be effective as of the date of fire or other casualty causing the damage. The Rent required to be paid hereunder shall be abated in proportion to the portion of the Premises, if any, which is rendered untenantable by fire or other casualty hereunder from the date of the occurrence of such damage or casualty until the repairs specified in clause (i) of the preceding sentence are completed. Other than such rental abatement, no damages, compensation or claims shall be payable by Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property, or any inconvenience, loss of business, or annoyance arising from any such repair and reconstruction. Landlord shall not be required to repair or replace any furniture, furnishings, or other personal property that Tenant may be entitled to remove from the Premises or any alterations to the Premises constructed and installed by or for Tenant pursuant to Section 6.01 hereof or any installations in excess of Building Standard.

                                    ARTICLE 9

         9.01 CONDEMNATION. If a "substantial portion of the Premises" (as hereinafter defined) should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then either party hereof shall have the right, at its option, to terminate this Lease as of the date when physical possession of the Premises is taken by the condemning authority. If less than a substantial portion of the Premises is so taken or sold , the Rent payable hereunder shall be abated in proportion to the portion of the Premises which is rendered untenantable by such condemnation, and Landlord shall, to the extent Landlord deems feasible, subject to the following provisions of this Article, promptly restore the Premises and the appurtenances thereto to substantially its former condition. As used herein, a "substantial portion of the Premises" will mean (1) more than 20% of the rentable are of the Premises itself, (2) any parking areas or other appurtenances to the Premises in the Project, without which Tenant cannot continue to operate its business in a reasonably normal manner, (3) any part of the Project, after the taking of which (or sale in lieu thereof), Landlord is unable or unwilling to promptly restore the remainder of the Project for any reason (including any shortage of condemnation or sales proceeds available to Landlord or any refusal of Landlord's mortgagee, ground lessor or other secured party, to give consents necessary for such restoration). If any substantial part of the Project other than the Premises may be so taken or sold, Landlord shall have the right at its option to terminate this Lease as of the date when physical possession of such part of the Project is taken by the condemning authority. All amounts awarded upon taking of any part or all of the Project or the Premises shall belong to Landlord and Tenant shall not be entitled to, and expressly assigns all claims, rights and interests to, any such compensation to Landlord. If available, Tenant shall have the right to pursue separately against the condemning authority any award available separately to Tenant for Tenant's moving and relocation expenses, rent differentials, brokerage and attorneys' fees, unamortized improvements (including furnishings) made and paid solely by Tenant, if any, the value, if any, of Tenant's options of renewal, first refusal, and expansion as granted pursuant to Sections 2.03, 2.04, and 2.05, respectively, and other expenses or costs of Tenant reasonably related to such taking or condemnation; provided, however, in no event shall any such award to Tenant reduce or limit the condemnation award payable to Landlord by the condemning authority, and to the extent any award to Tenant would in any manner reduce or limit the award otherwise payable to Landlord, such award shall be payable to Landlord.

                                   ARTICLE 10

         10.01 ENTRY. Landlord, its agents, employees and representatives, shall have the right to enter the Premises at any time during Normal Business Hours after reasonable notice to Tenant under the circumstances (which notice may be oral and not in compliance with Section 15.08 hereof, but no notice shall be required in the case of emergency) to show the Premises to prospective lenders or prospective purchasers or, within the last six (6) months of the Term, to prospective tenants unless Tenant has renewed or extended the Term. Provided any such entry is done in a manner that does not unnecessarily interfere with Tenant's use or enjoyment of the Premises, Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except where such damages or injury are caused by Landlord's gross negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files. Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in, upon and about the Premises in an emergency in order to obtain entry to the Premises without liability to Tenant, except for any failure to exercise due care for Tenant's property. Tenant shall have 24-hour access to the Building and the Premises by card access system

                                   ARTICLE 11

         11.01 SUBORDINATION. Subject to the nondisturbance provisions in the next Section, this Lease is and shall be subject and subordinate to any and all ground or similar leases affecting the Project, and to all mortgages, deeds of trust, and security agreements that may now or hereafter encumber or affect the Project or any interest of Landlord therein and/or the contents of the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such leases, mortgages, deeds of trust and/or security agreements. This clause shall be self-operative and no further instrument of subordination need be required by any owner or holder of such ground lease, mortgage, deed of trust or security agreement. Tenant agrees to execute and return any estoppel certificate, consent or agreement reasonably requested by any such lessor, mortgagee, trustee or secured party in connection with this Section within ten (10) days after Tenant's receipt of same, Tenant's receipt being governed by Section 15.08 of this Lease. Any breach of the preceding sentence by Tenant shall constitute a "Default" hereunder. If any mortgagee of Landlord secured by a lien on the Project, any lessor to Landlord under a ground lease of the Project, or any secured party under a security agreement encumbering the interest of Landlord shall request it and provide Tenant with an address for notices, Tenant shall provide to such mortgagee, lessor or secured party written notice of any default or breach by Landlord at least thirty (30) days prior to the exercise by Tenant of any rights and/or remedies of Tenant hereunder arising out of such default or breach. Provided Tenant is not in default hereunder, within ten (10) days following receipt of a written request therefor, Landlord agrees to execute and return any estoppel certificate, consent or agreement reasonably requested by Tenant or any mortgagee, trustee, or secured party reasonably interested in the Premises.

         11.02 NONDISTURBANCE AND ATTORNMENT. If any ground or similar such lease, mortgage, deed of trust or security agreement is enforced by the ground lessor, the mortgagee, the trustee, or the secured party, Tenant shall, upon request, attorn to the lessor under such lease or the mortgagee or purchaser at such foreclosure sale, or any person or party succeeding to the interest of Landlord as a result of such enforcement, as the case may be, and execute instrument(s) confirming such attornment; provided, however, that regardless of whether this Lease was approved and accepted in writing by such lessor, mortgagee, trustee or secured party, Tenant's attornment and the rights of the lessor, mortgagee, trustee or secured party (or anyone else claiming through them) shall be conditioned upon the agreement by such successor to Landlord's interest not to disturb Tenant's possession or other rights hereunder during the Term so long as Tenant performs its obligations under this Lease. In the event of such enforcement and upon Tenant's attornment as aforesaid, Tenant will automatically become the tenant of the successor to Landlord's interest without change in the terms or provisions of this Lease; provided, however, that such successor to Landlord's interest shall not be (a) bound by any payment of Rent for more than one month in advance (except prepayments for security deposits, if any), or (b) bound by any amendments or modifications of this Lease made without the prior written consent of the applicable mortgagee or secured party after Tenant has been notified of its name and address, or (c) subject to liability or offset for any damages Tenant may claim because of a default by Landlord hereunder prior to the date Landlord's interest in the Building is conveyed to such successor of Landlord.

         11.03 QUIET ENJOYMENT. Tenant, on paying the Rent and keeping and performing the conditions and covenants herein contained, shall and may peaceably and quietly enjoy the Premises for the Term, subject to Sections 11.01 and 11.02, all applicable laws and other governmental and legal requirements and the provisions of this Lease. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be subject to the penultimate sentence of Section 15.07.

                                   ARTICLE 12

         12.01 ASSIGNMENT AND SUBLETTING. Tenant shall have the right, without Landlord's consent, to assign this Lease in its entirety, or to sublet all or any part of the Premises to (a) a subsidiary or affiliate of Tenant; (b) any partnership succeeding to the business and assets of Tenant; or (c) a successor entity created by merger, reorganization, recapitalization, or acquisition. For purposes of this Section, the word "affiliate" shall mean an entity, directly or indirectly, through one or more intermediaries, controlled by Tenant or under common control with Tenant, or by Tenant's parent company. Except as set forth above, Tenant shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or sublease the Leased Premises or any part thereof, or suffer any person other than Tenant, its employees, agents, servants and invitees to occupy or use the Leased Premises or any portion thereof without the express prior written consent of Landlord which consent shall not be unreasonably withheld; provided, however, any such assignee or sublessee must be creditworthy, must use the Leased Premises for the specific uses set forth in Article 4, must not be a type a type or class of tenant that would reduce the value of the Project as a first class office building project, and Landlord shall not be required to give its consent to a sublease or assignment that would result in a breach by Landlord of any of its lease obligations to other tenants. Any attempt to do any of the foregoing without such written consent shall be null and void and of no effect, and shall further constitute a default under this Lease. If Tenant so requests Landlord's consent, said request shall be in writing specifying the identity of the proposed transferee, the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder, and shall be submitted to Landlord at least fifteen (15) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such occupancy or use. Upon such request Landlord may, in its reasonable discretion, (a) grant such consent subject to Landlord's approval of the assignee, transferee, subtenant, or mortgagee, or (b) deny such consent, which denial shall not be effective unless Landlord provides Tenant with a written explanation of the reason(s). If Landlord does not give such consent in writing within ten (10) days of the date such consent is requested, then Landlord's consent shall be deemed to have been granted. In no event may Tenant assign this Lease or sublease the Leased Premises or any portion thereof to any party whose operations in the Project would not be in keeping with, or would detract from, the operations of other tenants in the Project.

         In any situation in which Landlord consents to an assignment or sublease hereunder, Tenant shall promptly deliver to Landlord a fully executed copy of the final sublease agreement or assignment instrument and all ancillary agreements relating thereto. No assignment shall be effective unless the assignee has agreed within the assignment instrument to assume the obligations of Tenant hereunder and to be personally bound by all of the covenants, terms and conditions hereof on the part of Tenant to be performed or observed hereunder.

         12.02 CONTINUED LIABILITY. Tenant shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder, and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any assignee or sublessee without demand upon or proceeding in any way against any other person.

         12.03 CONSENT. Consent by Landlord to a particular assignment or sublease shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned or if the Premises are subleased without the permission of Landlord, then Landlord may nevertheless collect Rent from the assignee or sublessee and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of Rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance of the obligations of the Tenant hereunder.

         12.04 PROCEEDS. All cash or other proceeds of any assignment or sublease of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, in excess of the rentals called for hereunder, shall be paid first to pay all reasonable out-of-pocket costs and expenses paid by Tenant related to such sublease or assignment of the Premises, including leasing commission and tenant improvements costs, and thereafter, fifty percent (50%) of such excess rentals shall be paid to Landlord and fifty percent (50%) shall be paid to Tenant, unless Tenant is in default hereunder, in which event all excess rentals shall be paid to Landlord during the continuance of such default. After the payment of all reasonable out-of-pocket costs and expenses related to such sublease or assignment, Tenant hereby covenants and agrees to pay to Landlord fifty percent (50%) of all rent and other consideration which it receives which is in excess of the rent payable hereunder within ten (10) days following receipt thereof by Tenant; provided that during the occurrence of an event of default hereunder by Tenant, Tenant covenants to pay to Landlord one hundred percent (100%) of such excess rentals within ten (10) days following receipt thereof by Tenant. This covenant and assignment shall benefit Landlord and its successors in ownership of the Building and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. In addition to any other rights and remedies which Landlord may have hereunder, at law or in equity, in the event Tenant has failed to pay any rent due hereunder on or before five (5) days following the date on which it is due, Landlord shall have the right to contact any assignee and require that from that time forward all payments made pursuant to the assignment shall be made directly to the Landlord. Any assignee or sublessee of Tenant's interest in this Lease (all such assignees or sublessees being hereinafter referred to as "Successors"), by occupying the Premises and/or assuming Tenant's obligations hereunder, shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Successors in consideration of any such assignment in violation of the provisions hereof.

                                   ARTICLE 13

         13.01    DEFAULT. Each of the following shall constitute a "Default" by
                  Tenant:

         (a) The failure of Tenant to pay the Rent or any part thereof when due and the continuation of such failure for five days after Tenant is notified in writing thereof; provided, however, that if Tenant fails to make any payment required by this Lease when due two (2) or more times in any Lease Year, then notwithstanding that such defaults have been cured by Tenant, any further similar failure shall be deemed a Default without notice or opportunity to cure;

         (b) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;

         (c) Tenant takes any action to, or notifies Landlord that Tenant intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof; or a petition shall be filed against Tenant under any such statute or Tenant notifies Landlord that it knows such a petition will be filed; or the appointment of a receiver or trustee to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; unless the application of this subsection 13.01(c) shall contravene any applicable law;

         (d) Tenant shall fail to fulfill or perform, in whole or in part, any of its obligations under this Lease (other than the payment of Rent) and such failure or nonperformance shall continue for a period of fifteen (15) days after written notice thereof has been given by Landlord to Tenant; but if the failure is of a nature that it cannot be cured within such 15-day period, Tenant shall not have committed a Default if Tenant commences the curing of the failure within such 15-day period and thereafter diligently pursues the curing of same and completes the cure within thirty (30) days;

         (e) Tenant shall fail to take possession of the Premises within ninety (90) days after the Commencement Date;

         (f) Tenant shall vacate or abandon the Premises or any significant portion thereof for a period in excess of ninety (90) days, except in connection with an assignment or sublease of the Premises or a significant portion thereof approved by Landlord or an abandonment or vacation otherwise approved by Landlord, in its sole discretion; and

         (g) The occurrence of any event or condition having a material and adverse effect on the assets, liabilities, financial condition, business or operations of Tenant as they exist on the date of this Lease, or the ability of the Tenant to meet its obligations under this Lease on timely basis;

         (h) Any representation or warranty by Tenant in this Lease, or any certificate or other document furnished by Tenant to induce Landlord to enter into this Lease, including without limitation, financial information, proves to be incorrect in any material respect.

         13.02 RIGHTS UPON DEFAULT. If a Default by Tenant occurs, then at any time thereafter, with or without notice or demand, Landlord may exercise any and all rights and remedies available to Landlord under this Lease, at law or in equity, statutory or at common law, including without limitation, termination of this Lease and termination of Tenant's right to possession without terminating the Lease. In the event of a Default, Landlord may, without additional notice and without court proceedings, re-enter and repossess the Premises and remove all persons and property therefrom, and Tenant hereby agrees to surrender possession of the Premises, waives any claim arising by reason thereof or by reason of issuance of any distress warrant or writ of sequestration, and agrees to hold Landlord harmless from any such claims. If Landlord elects to terminate this Lease, it may treat the Default as an entire breach of this Lease and Tenant shall immediately become liable to Landlord for damages equal to the total of (a) the cost of recovering, reletting, including, without limitation, the cost of leasing commissions attributable to the unexpired portion of the Term of this Lease, and remodeling of the Premises for a normal and customary office tenant, (b) all unpaid Rent and other amounts earned or due through such termination, including interest thereon at the rate specified in Section 13.04 hereof, plus (c) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period and (d) any other sum of money and damages owed by Tenant to Landlord. If Landlord elects to terminate Tenant's right to possession of the Premises without terminating this Lease, Landlord may (but shall not be obligated to) rent the Premises or any part thereof for the account of Tenant to any person or persons for such rent and for such terms and conditions as Landlord reasonably deems appropriate, and Tenant shall be liable to Landlord for the amount, if any, by which the Rent for the unexpired balance of the Term exceeds the net amount, if any, received by Landlord from such reletting, being the gross amount so received by Landlord less the costs of repossession, reletting, remodeling, and other expenses incurred by Landlord. Such sum or sums shall be paid by Tenant in monthly installments on the first day of each month of the Term. In no case shall Landlord be liable for failure to relet the Premises or to collect the rent due under such reletting, and in no event shall Tenant be entitled to more than 50% of any excess rents received by Landlord. All rights and remedies of Landlord shall be cumulative and not exclusive. Landlord shall use commercially reasonable efforts to mitigate Tenant's damages in the event of Tenant's default.

         13.03 COSTS. If a Default by Tenant occurs, then Tenant shall reimburse Landlord on demand for all costs reasonably incurred by Landlord in connection therewith including, but not limited to, reasonable attorney's fees, court costs, and related costs, plus interest thereon from the date such costs are paid by Landlord until Tenant reimburses Landlord, at the rate specified in
Section 13.04 hereof.

         13.04 INTEREST. All late payments of Rent, costs or other amounts due from Tenant under this Lease shall bear interest from the date due until paid at the rate of eighteen percent (18%) per annum; provided, however, in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher non-usurious rate, and as to which Tenant could not successfully assert a claim or defense of usury.

         13.05 INTENTIONALLY OMITTED

         13.06 SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall deposit with Landlord $88,333.00 as a security deposit (the "Security Deposit"). The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rent or a measure of Tenant's liability for damages in case of Default by Tenant. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security Deposit. Landlord may, from time-to-time, without obligation and without prejudice to any other remedy and without waiving such Default, use the Security Deposit to the extent necessary to cure any Default of Tenant hereunder; provided, however, Landlord has no obligation to use the Security Deposit to cure any Default of Tenant. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand in cash the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in Default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, and the transferee accepts all legal obligations of Landlord under the Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant.

Tenant, at its option, may substitute a letter of credit for the cash Security Deposit; provided, however, such letter of credit must be in a form and content acceptable to Landlord, in its sole and absolute discretion.

         13.07 NON-WAIVER. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act or omission that would have originally constituted a violation of this Lease from having all the force and effect of an original violation. The receipt by Landlord of Rent with or without knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach, shall not reinstate this Lease or Tenant's right of possession if either or both have been terminated, and shall not otherwise affect any notice, election, action, or suit by Landlord. No provision of this Lease shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid, unless express and in writing signed by Landlord.

                                   ARTICLE 14

         14.01 FINANCIAL STATEMENTS. Within sixty (60) days after the end of each fiscal year of Tenant, or as may be requested from time to time by Landlord, Tenant shall deliver to Landlord current financial statements, including, without limitation, balance sheets, profit and loss statements, reconciliations of capital and surplus, changes in financial condition, schedules of sources and applications of funds, and operating statements with respect to the business of Tenant, all of which shall, at the request of Landlord, be certified by an independent certified public accountant.

         14.02 EVIDENCE OF AUTHORITY. Simultaneously with the execution and delivery of this Lease, Tenant shall deliver a fully executed Certificate of the Secretary, with attached Resolutions of its corporate board, indicating the authority of the person executing this Lease on behalf of Tenant, substantially in the form attached hereto as Exhibit "H".

                                   ARTICLE 15

         15.01 AMENDMENT. Any agreement hereafter made between Landlord and Tenant shall be ineffective to modify, release, or otherwise affect this Lease, in whole or in part, unless such agreement is in writing and signed by the party to be bound thereby.

         15.02 SEVERABILITY. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby.

         15.03 ESTOPPEL LETTERS. Tenant shall promptly upon request from Landlord execute and acknowledge a certificate containing such information as may be reasonably requested for the benefit of Landlord, any prospective purchaser or any current or prospective mortgagee of all or any portion of the Project. Landlord shall promptly upon request from Tenant execute and acknowledge a certificate containing such information as may be reasonably requested for the benefit of Tenant, any prospective transferee or any current or prospective mortgagee of all or any portion of the Premises.

         15.04 LANDLORD'S LIABILITY AND AUTHORITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building, it being intended that Landlord, its officers, directors and employees shall not be personally liable for any judgment or deficiency. Whenever in this Lease there is imposed upon Landlord or Tenant the obligation to use its best efforts, reasonable efforts, diligence or act in good faith, Landlord or Tenant, as the case may be, shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme burdens, financial or otherwise.

         15.05 HOLDOVER. If Tenant shall remain in possession of the Premises after the Expiration Date or earlier termination of this Lease, then Tenant shall be deemed a tenant-at-will whose tenancy is terminable at any time. In such event, Tenant shall pay Rent at 150% the daily Rent prevailing on the date of such termination or expiration for the first ninety (90) days of such holdover, and 200% the daily Rent prevailing on the date of such termination or expiration thereafter, but otherwise shall be subject to all of the obligations of Tenant under this Lease. Additionally, Tenant shall pay to Landlord all damages sustained by Landlord on account of such holding over by Tenant.

         15.06 SURRENDER. Upon the expiration or earlier termination of the Term, Tenant shall peaceably quit and surrender the Premises in the condition required by Sections 6.01 and 6.02 hereof. All obligations of Tenant for the period of time prior to the expiration or earlier termination of the Term shall survive such expiration or termination.

         15.07 PARTIES AND SUCCESSORS. Subject to the limitations and conditions set forth elsewhere herein, this Lease shall bind and inure to the benefit of the respective heirs, legal representatives, successors, and permitted assigns and/or sublessees of the parties hereto. The term "Landlord", as used in this Lease, so far as the performance of any covenants or obligations on the part of Landlord under this Lease are concerned, shall mean only the owner of the Project at the time in question, so that in the event of any transfer of title to the Project, the party by whom any such transfer is made shall have no liability for a breach of any obligations of the Landlord under this Lease after the date of such transfer, and the party to whom any such transfer is made shall have no liability for any breach of the obligations of the Landlord under this Lease before the date of the transfer. Landlord shall have the right to transfer, sell, assign, mortgage or encumber, in whole or in part, all of its rights and obligations hereunder and in the Building, the Land, the Project and other property of Landlord referred to herein.

         15.08 NOTICE. Except as otherwise provided herein, any statement, notice, demand or other communication provided for or required to be given pursuant to this Lease shall be in writing and served on the parties at the addresses listed below. Any notice shall be either (a) personally delivered to the address set forth below, in which case it shall be deemed delivered on the date of delivery to the addressee; or (b) sent by registered or certified mail/return receipt requested, in which case it shall be deemed delivered three
(3) business days after deposited in the U.S. Mail; (c) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one (1) business day after deposit with such courier; or (d) sent by telecommunications ("Fax") in which case it shall be deemed delivered on the day sent, provided an original is received by the addressee by hand delivery or by a nationally recognized overnight courier within one (1) business day of the Fax. The addresses and Fax number listed herein may be changed by written notice to the other parties, provided, however, that no notice of a change of address or Fax number shall be effective until date of delivery of such notice. Copies of notice are for informational purposes only and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. For purposes of notice, the addresses of the parties shall be as follows:

         If to Landlord:       Investors Life Insurance Company of North America
                               Attn:  James M. Grace
                               701 Brazos, Suite 1400
                               Austin, Texas 78701
                               Facsimile No. (512) 404-5051


         If to Tenant:         eLoyalty Corporation
                               Attn: Tony Lapetina
                               Suite 1000
                               1050 Winter Street
                               Waltham, Massachusetts 02451
                               Facsimile No.  (781) 530-3638

                               and

                               eLoyalty Corporation
                               Attn: Susan Seah, Esq.
                               150 North Field Drive
                               Lake Forest, Illinois 60045

         15.09 RULES AND REGULATIONS. Tenant, its servants, employees, agents, visitors, invitees, and licensees, shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit "I" hereto, and shall abide by and conform to such further reasonable non-discriminatory Rules and Regulations as Landlord may from time to time make, amend or adopt, after Tenant receives a copy thereof.

         15.10 CAPTIONS. The captions in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit, or describe the scope of this Lease or the intent of any provision hereof.

         15.11 NUMBER AND GENDER. All genders used in this Lease shall include the other genders, the singular shall include the plural, and the plural shall include the singular, whenever and as often as may be appropriate.

         15.12 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

         15.13 INABILITY TO PERFORM. Notwithstanding Section 15.18 hereof, whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of such party (financial inability or hardship excepted), and such nonperformance or delay in performance shall not constitute a breach or default by such party under this Lease nor give rise to any claim against such party for damages or constitute a total or partial eviction, constructive or otherwise: provided, however, this provision shall not excuse any delay in, or extend the time periods set forth herein for Landlord's or Tenant's making of payments required by this Lease.

         15.14 USE OF NAME. Tenant shall not, except to designate Tenant's business address (and then only in a conventional manner and without emphasis or display), use the name or mark "River Place Pointe" or "River Place Pointe II" for any purpose whatsoever.

         15.15 BROKERS. Tenant represents and warrants that only brokers Tenant has dealt with in connection with this lease are Greg Johnston of Colliers Oxford Commercial, Inc. and Michael J. Burns of Burns & Company, which represent Tenant, and S. Tim Casey of FIC Realty Services, Inc., which represents Landlord. Tenant also represents that, insofar as Tenant knows, no other brokers negotiated this Lease or are entitled to any commission in connection herewith. Tenant shall indemnify and hold harmless Landlord from and against all claims (and costs of defending against and investigating such claims) of any other brokers or similar parties claiming under Tenant in connection with this Lease. The brokers acknowledge and agree that they have entered into Leasing Commission Agreements with Landlord, and such Leasing Commission

Agreements govern the payment of commissions to the brokers in this transaction. The brokers further acknowledge and agree that the commissions provided for under the Leasing Commission Agreement are not earned until this Lease has been fully executed by all parties hereto, and one-half (1/2) of the commission is payable upon the full execution of the Lease by all parties hereto, and the remaining one-half (1/2) of the commission is payable upon Tenant's occupancy of the Premises and the payment of the first months rent by Tenant.

         15.16 PARKING. Tenant shall have the right to use the parking facilities of the Building, including the visitor parking spaces, subject to the rules and regulations for such parking facilities as set forth in Exhibit "I" hereto. Tenant shall be entitled to one (1) parking space per 250 rentable square feet contained in the Premises, such parking spaces to be surface parking spaces and spaces in the Project as determined by Landlord. In addition, for a period of sixty (60) days from the Commencement Date, Tenant shall be entitled to lease a proportionate number of executive parking spaces located beneath the Building (based on the ratio of the rentable square feet in the Premises bears to the total rentable square feet in the Building applied to the total number of executive parking spaces located under the Building) at an additional cost of $100.00 per space per month, and such amounts shall be in addition to the Rent. After the expiration of sixty (60) days from the Commencement Date, executive parking spaces may only be leased by Tenant on a space available basis, and the leasing of such executive parking spaces shall be subject to the sole and absolute discretion of the Landlord. Any executive parking spaces leased by Tenant shall be counted against the 1 space to 250 rentable square feet allocation set forth above. Tenant shall comply with all traffic, security, safety and other rules and regulations concerning parking as are reasonably promulgated from time to time by Landlord. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and court costs) arising out of Tenant's use of any such parking spaces, whether or not caused or alleged to be caused by Landlord's negligence.

         15.17 SIGNAGE. Interior signage, suite identity and lobby directories will be provided by Landlord, and Tenant will have access to the Building directory for its signage, consistent with the Building directory signage adopted by Landlord. In addition, if Landlord installs a monument sign for the Building, Tenant shall have non-exclusive access to such Building monument sign, such signage to be approved by Landlord, which approval shall not be unreasonably withheld, as long as any such monument signage is consistent with the monument signage in the Project. Landlord is under no obligation to install a monument sign at the Building.

         15.18 TIME OF ESSENCE. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

         15.19 TENANT TAXES. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term upon all of Tenant's non-Building Standard leasehold improvements and all of Tenant's equipment, furniture, fixtures and personal property located in the Premises.

         15.20 ATTORNEY'S FEES. In the event either party defaults or is alleged to have defaulted in the performance of any of the terms, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any amount due or to become due hereunder, or recovery of the possession of the Premises, in the hands of any attorney who files suit upon the same, the prevailing party in the suit shall be entitled to recover its reasonable attorney's fees from the other party.

         15.21 LANDLORD ALTERATIONS OR MODIFICATIONS. Subject to the other provisions hereof, Landlord expressly reserves the right in its sole discretion to temporarily or permanently change the location of, close, block or otherwise alter any entrances, corridors, skywalks, tunnels, doorways, or walkways leading to or providing access to the Building or any part thereof or otherwise restrict the use of same, provided such acts do not materially and adversely impair Tenant's access to the Premises, do not detract from the appearance of the Premises, and do not otherwise interfere with Tenant's use and enjoyment of the Premises. Landlord shall not incur any liability whatsoever to Tenant as a consequence of acts authorized by this provision, and such acts shall not be deemed to be a breach of any of Landlord's obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant within a reasonable time in advance of any alterations, modification or other acts of Landlord under this Section.

         15.22 NAME CHANGE. Landlord and Tenant covenant and agree that Landlord hereby reserves and shall have the right at any time and from time to time to change the name of the Building as Landlord may deem advisable, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof, except that Landlord shall reimburse Tenant for the reasonable costs of replacement of Tenants stationary, signage, and the like due to such changes. Landlord may not change the name of the Building at the request or direction of or with the intent to place emphasis upon any tenant in the Building with less rentable space than Tenant in the Project, unless such tenant (or a parent, subsidiary or affiliate of such tenant) is the owner of the Building or the Project.

          15.23 ENTIRE AGREEMENT. This Lease, including all Exhibits attached hereto (which Exhibits are hereby incorporated herein and shall constitute a portion hereof), contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives have made any representations, warranties, or promises with respect to the Project, the Premises, Landlord's services, or any other matter or thing except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. The taking of possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the Premises and the Project, and that same were in good and satisfactory condition at the time such possession was so taken, subject to punch list items and latent defects. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or such party or its counsel is the draftsman of this Lease.

         15.24 RIGHT OF TERMINATION. Subject to the terms and conditions of Exhibit "G" attached hereto, if Tenant timely exercises the Expansion Option and Landlord is unable to accommodate Tenant's expansion needs (up to 16,414 rentable square feet) either (i) in the Expansion Space, or (ii) in the event Tenant has not exercised its Right of First Refusal as to a portion of the Expansion Space, in other space in the Building or the Project with respect to said portion reasonably acceptable to Tenant (as more clearly illustrated at Exhibit "G"), then Tenant shall have the right to cancel and terminate this Lease as of May 31, 2003, by giving Landlord written notice of such election no later than December 1, 2002; provided, however, in order for Tenant to cancel and terminate this Lease, Tenant must pay, prior to May 31, 2003, liquidated damages to Landlord equal to the unamortized costs incurred by Landlord in connection with this Lease, including, but not limited to, Tenant Improvements constructed by Landlord, Additional Tenant Improvements constructed by Landlord, and leasing commissions.


    (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS)

          EXECUTED as of the date first written above.

                                    LANDLORD:

                                    INVESTORS LIFE INSURANCE COMPANY
                                    OF NORTH AMERICA


                                    By: ____
                                    Name:
                                    Title:



                                    TENANT:

                                    eLOYALTY CORPORATION


                                    By:
                                    Name:
                                    Title:


EXHIBITS:

EXHIBIT "A":      FLOOR-PLANS
EXHIBIT "B":      LEGAL DESCRIPTION
EXHIBIT "C":      BASE BUILDING, TENANT IMPROVEMENTS AND TENANT IMPROVEMENT
                  ALLOWANCE
EXHIBIT "D":      COMMENCEMENT DATE DECLARATION
EXHIBIT "E":      RENEWAL OPTION
EXHIBIT "F":      RIGHT OF FIRST REFUSAL
EXHIBIT "G":      EXPANSION OPTION
EXHIBIT "H":      CERTIFICATE OF THE SECRETARY
EXHIBIT "I":      RULES AND REGULATIONS

                                   EXHIBIT "A"

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD,
                       AND eLOYALTY CORPORATION, AS TENANT

                        RIVER PLACE POINTE II FLOOR-PLANS

      INITIALED FOR IDENTIFICATION BY LANDLORD             AND TENANT

                                   EXHIBIT "B"

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                       AND eLOYALTY CORPORATION, AS TENANT

                          LEGAL DESCRIPTION OF THE LAND


TRACT I

Lots 1-8, Block A, River Place Section 20, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Volume 95, Pages 99-102 of the Plat Records of Travis County, Texas.

                                       AND

TRACT II

METES AND BOUNDS DESCRIPTION OF A 0.345 ACRE TRACT AS RECORDED IN VOLUME 8210, PAGE 723 OF THE TRAVIS COUNTY DEED RECORDS, TRAVIS COUNTY, TEXAS AND BEING LOCATED IN THE ALEXANDER DUNLAP SURVEY NO. 805, ABSTRACT 224, SAID 0.345 ACRE TRACT BEING DESCRIBED AS FOLLOWS:

BEGINNING at 1/4-INCH iron rod found marking the northwest corner of the Charles Webb 0.50 acre tract as recorded in Volume 7641, Page 112 of the Travis County Deed Records. same being a re-entrant comer in the northerly one of the First River Place Reserve Ltd. 1441.33 acre tract as recorded in Volume 11379, Page 379 of the Travis County Deed Records, and being in the northerly line of the Banyan Payne Survey No. 288, Abstract No. 640 and the southerly line of the Alexander Dunlap Survey No. 805, Abstract No. 224;

THENCE N 59- 34' 01" W, with the said survey line 270.92 feet to a 1/2-inch iron rod set in the southerly line of the Bryan H. Montandon called 3.629 acre tract as recorded in Volume 9450, Page 944 of the Travis County Deed Records, same being the southerly line of a 100-foot wide L.C.R.A. easement as recorded in Volume 611, Page 616 of the Travis County Deed Records, from which a 1/2-inch iron rod found bears S 83- 01'26" W, 0.95 feet;

THENCE N 83- 01'26" E, with said southerly line of the Bryan H. Montandon tract and the L.C.R.A. easement passing at 166.56 feet a 1-1/4 inch hex bolt found, in all 167.29 feet to a 1/2 inch iron rod set in the westerly right-of-way line of Ranch to Market Road 2222, 80 foot wide at this point; THENCE with the said westerly right-of-way of Ranch to Market Road 2222, S 27- 35' 26" E, 156.79 feet to a 1/2 inch iron rod set at the point of curvature of a curve to the left;

THENCE southeasterly with said curve to the left and the west right-of-way line, passing through a central angle of 04- 22' 15" to a 1/2 inch iron rod set, said curve having a radius of 490.67 feet, an arc length of 37.43 feet and a chord bearing S 29- 46' 47" E 37.42 feet;

THENCE departing said west right-of-way line, N 59- 34' 01" W, with the aforementioned survey line 27.44 feet to the POINT OF BEGINNING and containing
0.345 acres of land.

       INITIALED FOR IDENTIFICATION BY LANDLORD             AND TENANT

                                   EXHIBIT "C"

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                         OF NORTH AMERICA, AS LANDLORD,
                       AND eLOYALTY CORPORATION, AS TENANT

                     BASE BUILDING, TENANT IMPROVEMENTS AND
                          TENANT IMPROVEMENT ALLOWANCE

         1. Base Building. Landlord shall, at its sole cost and expense, construct the Base Building in a good and workmanlike manner and in accordance with all applicable laws and restrictive covenants affecting the Project. The Base Building is specifically described in the Base Building Plans prepared by the architectural firm Graeber, Simmons & Cowan, dated 4/12/99 and 5/28/99, under Job No. 9816900. The Base Building Plans are incorporated herein by reference for all purposes. The Base Building includes the foundation, structural walls, exterior facade, exterior glass, roof, mechanical equipment and systems, electrical systems, plumbing systems, atrium, elevator shafts, cabs and lobbies, rest rooms, corridors required by code for building access, Building Standard window treatments, and certain Base Building finishes as set forth below. For purposes of this Lease, the Base Building will also be deemed to include the allocated surface parking, allocated space within the Parking Garage I, building loading zones, and common areas located on the Land. The Base Building and Base Building finishes shall include the following:

         Floor:                     Exposed structural concrete slab.

         Walls: The interior of exterior walls and partitions separating tenant spaces from public spaces shall be taped and floated, but not finished on the Tenant side.

         Columns: Exterior columns shall have gypsum board furring enclosures, with taped and floated finish. All other columns shall be left exposed.

         Ceiling: A suspended ceiling grid system and ceiling tiles shall be provided and stacked on each floor of the Building; provided, however, if Tenant elects not to utilize the suspended ceiling grid system and ceiling tiles provided by Landlord, then Tenant shall receive a credit in the Tenant Improvement Allowance for all or such portion of the ceiling grid system and ceiling tiles, but only to the extent Landlord can reasonably use same in other portions of the Project.

         Lighting:                  Lighting only in public areas, no lighting
                                    in Tenant spaces; provided, however, Tenant shall receive a full credit in the Tenant
                                    Improvement Allowance of $65.00 per fixture for Building Standard 2' X 4' parabolic lay-in fluorescent light fixtures for each one hundred sixteen (116) square feet of rentable area in the Premises.

         Exit Corridors:            Code required exit corridors.

         Riser Sleeves:             Sleeves will be provided at the back of the
                                    stairwells for use by Tenant for
                                    electrical/plumbing risers, or other uses as necessary (refer to Base Building Plans and
                                    Specifications for locations).

         Mechanical:                A VAV heating, ventilating, and air
                                    conditioning system for an open floor plan is provided to each floor, with main duct runs, VAV boxes, duct connections from the main duct run to each VAV box and window slot diffusers. VAV boxes are sized to handle loads serving one person per 200 square feet of rentable area and a lighting electrical load of 2.0 watts per square foot of rentable area (subject to Building standard lighting).

         Plumbing:                  There will be water and wastewater risers
                                    installed for tenant use throughout the Base
                                    Building (refer to Base Building Plans for locations). Drinking fountains will be provided in a common area adjacent to restrooms.

         Doors: Doors and door hardware for doors that are visible from public spaces shall be provided in accordance with the specifications contained in the Base Building Plans.

         Electrical:                Panels will be provided throughout the Base
                                    Building sized to handle normal occupant loads. Convenience outlet electrical capacity shall be 4.5 watts per square foot of rentable area demand load and 7.0 watts per square foot of rentable area connected load. One electrical room will be provided on each floor.

         Communications:            One communications closet will be installed
                                    on each floor for telephone service.

         Emergency System:          The Base Building emergency lighting
                                    and fire alarm system will be provided.
                                    Tenant will be responsible for code
                                    compliant life safety system in Tenant
                                    Improvements.

         Sprinklers:                A code compliant sprinkler system will be
                                    installed in the Base Building.
                                    Modifications to the base system shall be charged at the marginal increased cost of installation as part of Tenant Improvements and shall be required to meet all codes.

         Structural:                The Base Building is designed for a nominal
                                    live load of 50 psf along the Base Building perimeter and a nominal live load of 80 psf in the Base Building interior.

         Elevators:                 Two passenger elevators will be provided and
                                    finished.

         Signage: Signage will be provided to comply with life safety code requirements.

         Window Wall:               Window blinds in Landlord selected color at
                                    each exterior window.

         Public Restroom:           Complete men's and women's restroom
                                    facilities are provided on each floor. All restrooms meet current ADA requirements.

The Base Building Plans shall be determinative of all issues related to the Base Building.

         2. Tenant Improvements. Prior to the Commencement Date, Landlord shall, at its sole cost and expense (except as limited below), construct the improvements desired by Tenant to complete the Building for Tenant's occupancy (the "Tenant Improvements") in accordance with the Drawings (as defined below). The cost of the Tenant Improvements shall be advanced by Landlord for the benefit of Tenant, to be repaid by Tenant in the form of Base Rent, but only to the extent that the aggregate cost of furnishing the Tenant Improvements does not exceed $18.00 per rentable square foot contained in the Premises (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be in addition to the Base Building (as defined below). The following items will be charged against the Tenant Improvement Allowance: (i) architectural, engineering, design and space planning work in preparation of the Drawings necessary to construct the Tenant Improvements, including all mechanical, structural, electrical, plumbing and fire sprinkler engineering required to develop Tenant Improvements or any modifications to the Base Building or Building Standard requested by Tenant and approved by Landlord to accommodate the Tenant Improvements; (ii) the total cost of the Tenant Improvements, (iii) a charge of five percent (5%) of the total costs and expenses otherwise chargeable for the Tenant Improvements for Landlord's construction management of the Tenant

Improvements (which construction management fee is payable to Landlord in lieu of overhead or other administrative fees of Landlord itself and is exclusive of and in addition to the general contractor's overhead and profit); (iv) Tenant's moving costs; and (v) all other costs and expenses related to the design or construction of the Tenant Improvements (collectively, the "Tenant Improvements Cost"). Landlord shall keep accurate books and records related to the Tenant Improvements Cost. Except as provided in Paragraph 6 of this Exhibit "C" below, the Tenant Improvements Cost in excess of the Tenant Improvement Allowance shall be paid by Tenant prior to Tenant's occupancy of the Premises.

         3. Building Standard. For purposes of this Lease, "Building Standard" shall mean those improvements and other items as reasonably approved by Landlord or Landlord's architect as standard for build out purposes of the Tenant Improvements. The improvements set forth as Building Standard are part of the Tenant Improvements and shall be charged against the Tenant Improvement Allowance. The following shall apply unless otherwise specified in this Lease:

                  a. Ceiling System: 2' X 4' suspended lay-in acoustical ceiling.

                  b. Flooring: Building standard flooring will be 32 ounce carpet glued directly to the concrete slab.

                  c. Hardware: Polished finish Yale locksets.

                  d. Interior Doors: Solid core nine foot (9') wood veneer doors with hollow metal frame and latch set.

                  e. Lighting: 2' X 4' parabolic lay-in fluorescent light fixtures

         4. Drawings. Tenant's architect, Whitney, Inc., in consultation with Landlord's architect, Graeber, Simmons and Cowan, as design professionals, will prepare the plans, specifications and architectural working drawing for the Tenant Improvements (the "Drawings"). Landlord shall have the right to reasonably approve the Drawings. The cost of the Drawings, including costs and expenses of both Tenant's architect and Landlord's architect, are included in the Tenant Improvements Cost and will be applied against the Tenant Improvement Allowance. The Drawings shall include partition and door location drawings, telephone and electric drawings, and ceiling drawings, and include any specifications required by Tenant, including, but not limited to, paint colors, finish details, and non-standard construction work to be performed within the Premises by the general contractor. Tenant shall cause Tenant's architect to complete the Drawings within the time schedule set forth below. Landlord agrees to promptly respond to Tenant's requests for information and approvals from time to time as necessary to allow the Drawings to be completed by Tenant's architect in a timely manner.

         5. Schedule. In order for the Leased Premises to be substantially completed by the estimated target date of June 7, 2000, Landlord and Tenant acknowledge and agree that it is imperative that the parties adhere to the following schedule:

March 20, 2000 -  Drawings, including mechanical, electrical and plumbing plans and specifications, all in a form and content suitable for construction bidding, must be completed, approved by Landlord and Tenant, and delivered to Landlord for distribution to general contractors approved by Landlord and Tenant to obtain bids for the cost of the Tenant Improvements

March 23, 2000 -  Approved general contractors provide to Landlord and Tenant bids for the construction of the Tenant Improvements based on the Drawings.

March 27, 2000 -  Tenant approves the final construction budget for the Tenant
                  Improvements and selects a general contractor, reasonably acceptable to Landlord (the "General Contractor")

March 30, 2000 -  Landlord and General Contractor execute the Construction
                  Contract which contains the final approved construction budget approved by Tenant.

April 3, 2000  -  Building Permit obtained and construction of Tenant
                  Improvements commences

If Tenant does not finally approve the construction budget and select the General Contractor by March 27, 2000, the target date of June 7, 2000 shall be automatically extended for the number of days between June 7, 2000, and the day the Tenant approves the final construction budget and selects the General Contractor.

         6. Additional Tenant Improvement Allowance. As set forth in Paragraph 1 of this Exhibit "C" above, the Tenant Improvement Allowance is $18.00 per rentable square foot contained in the Premises. All Tenant Improvements Costs in excess of the Tenant Improvement Allowance shall be paid by Tenant prior to occupancy of the Premises. Notwithstanding the foregoing, if the Tenant Improvements Cost is in excess of the Tenant Improvement Allowance, Landlord agrees to provide an additional allowance not to exceed fifty percent (50%) of the Tenant Improvements Cost in excess of the Tenant Improvement Allowance (the "Additional Tenant Improvement Allowance"); provided, however, the Additional Tenant Improvement Allowance, plus interest thereon at the rate of ten percent (10%) per annum, shall be amortized over the initial Term of the Lease and added to the Base Rent. If Tenant requests the Additional Tenant Improvement Allowance, Tenant shall give Landlord written notice thereof prior to Tenant's occupancy of the Premises. Prior to substantial completion of the Premises, Landlord shall prepare and deliver to Tenant an estimate of the Tenant Improvements Cost in excess of the

Tenant Improvement Allowance and the Additional Tenant Improvement Allowance (the "Estimated Excess Costs"), and Tenant shall pay the Estimated Excess Costs to Landlord prior to Tenant's occupancy of the Premises. Upon substantial completion of the Tenant Improvements and the issuance of a certificate of occupancy for the Premises by the City of Austin, Landlord shall provide Tenant an accounting of the actual Tenant Improvements Cost, which shall include all costs, expenses and fees related to the design and construction of the Tenant Improvements. If the total Tenant Improvements Cost exceeds the Tenant Improvement Allowance, the Additional Tenant Improvement Allowance, and the Estimated Excess Costs paid by Tenant prior to occupancy, Tenant shall pay to Landlord the excess within thirty (30) days from the date such accounting is delivered to Tenant. If the total Tenant Improvements Cost is less than the Tenant Improvement Allowance, the Additional Tenant Improvement Allowance, and the Estimated Excess Costs paid by Tenant prior to occupancy, Landlord shall refund to Tenant any surplus within thirty (30) days from the date such accounting is delivered to Tenant. Tenant, at its expense, shall have the right to examine all of the books and records of Landlord, the General Contractor, or the architects in order to verify and approve the total Tenant Improvements Cost. Once the Additional Tenant Improvement Allowance is finally determined, Landlord shall calculate the revised Base Rent and give Tenant written notice thereof.

         7. General Contractor. Tenant acknowledges that the general contractor constructing the Base Building is Constructors & Associates, Inc. ("Constructors"). In order to maintain and monitor the quality of the building construction, the design intent of the systems, including warranties, guarantees, etc., Landlord has recommended to Tenant that all Tenant Improvements be performed by Constructors. Tenant agrees to use Constructors for the Tenant Improvements if Constructors is competitive in their fees, profit and general conditions; provided, however, Tenant shall have the right to have the Tenant Improvements competitively bid by Constructors and other general contractors.

         8. Punch List. "Punch List Items" as used herein shall mean any details of construction, decoration, mechanical and electrical adjustments or other matters, which, in the aggregate, are minor in character, the non-completion of which does not materially interfere with Tenant's use or enjoyment of the Premises. Prior to Tenant's occupancy of the Premises, Landlord and Tenant shall conduct a walk-though of the Premises to agree on cosmetic Punch List Items. Within fifteen (15) days after the date Tenant takes occupancy of the Premises, Tenant shall deliver to Landlord a current list of non-cosmetic Punch List Items for the Premises that Landlord is obligated by the provisions of this Lease to complete. The list of cosmetic Punch List Items and the list of non-cosmetic Punch List Items is herein called the "Punch List". Landlord shall use reasonable efforts to complete all Punch List Items within thirty (30) days after the date the applicable approved Punch List is delivered by Tenant to Landlord.

         9. Extra Work. Except as set forth herein, Landlord has no other agreement with Tenant and has no other obligation to do any other work with respect to the Premises. Any other work in the Premises that may be permitted by Landlord pursuant to the terms and conditions of this Lease shall be done at Tenant's sole cost and expense and subject to Landlord's reasonable approval. If, after the commencement of construction of the Tenant Improvements, Tenant desires to make changes in the Drawings or desires extra work to be performed not contemplated by the Drawings (the "Extra Work"), Tenant, at Tenant's sole cost and expense, shall submit to Landlord all necessary drawings, plans and specifications (the "Extra Work Drawings") to construct the Extra Work. Landlord shall have the right to reasonably approve the Extra Work Drawings. Landlord shall submit to Tenant written estimates of the cost of Extra Work and any delays to Substantial Completion of the Premises resulting from Extra Work (any delays resulting from Extra Work shall constitute a Tenant Delay as defined in Paragraph 10 below). Landlord's estimate of the cost of the Extra Work shall include a charge of five percent (5%) of the total expenses and costs otherwise chargeable for the Extra Work as Landlord's construction management fee (which fee shall be exclusive of and in addition to the General Contractor's overhead and profit). If Tenant fails to approve Landlord's estimate within three (3) business days from the receipt thereof, then Landlord's estimate shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed with such Extra Work. If Tenant timely accepts Landlord's estimate, Tenant agrees to pay 50% of the cost of the Extra Work to Landlord upon acceptance of Landlord's estimate, and the balance of the cost of the Extra Work within ten (10) days of being billed therefor by Landlord. All Extra Work shall be done at Tenant's sole cost and expense and shall not be included in the Additional Tenant Improvement Allowance. Landlord shall not be liable for any damages, nor shall the Commencement Date be delayed, nor any Rent abated, as a result of the construction or performance of any Extra Work or any delay in such construction or performance.

         10. Tenant's Right of Entry Prior to Occupancy. Landlord hereby consents to Tenant having access to all or any part of the Premises approximately three (3) weeks prior to the anticipated Commencement Date (the "Early Access Period") for the limited purpose of preparing the Premises for occupancy. Such preparations shall include without limitation the installation of computers (and peripherals), voice and data communication systems, wall and furniture systems, and other office equipment and furnishings, subject however to City of Austin, Texas, temporary certificate of occupancy requirements and provided Tenant has delivered to Landlord evidence of all insurance required to be carried by Tenant under this Lease. Landlord and Tenant agree to mutually and reasonably cooperate with each other during the Early Access Period. Tenant acknowledges and agrees that during the Early Access Period, Landlord may still be in process of completing the Tenant Improvements, including, without limitation, laying carpet. During the Early Access Period, Tenant will use reasonable efforts to accommodate Landlord's completion of the Tenant Improvements. Likewise, Landlord acknowledges and agrees that during the Early Access Period, Tenant will be installing wiring, equipment and furniture and Landlord will use reasonable efforts to accommodate Tenant's pre-occupancy installations during the Early Access Period. Landlord acknowledges that Tenant is not required to pay rent during the Early Access Period. During the Early Access Period, Tenant and Tenant's agents may enter the Premises, in mutual cooperation with Landlord, in order that Tenant may do such work as may be required by Tenant to make the Premises ready for Tenant's use and occupancy thereof. Tenant's early entry into the Premises is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony and not interfering with Landlord, Landlord's agents and the General Contractor in completing the Tenant Improvements or other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference with the timely completion of the Tenant Improvements, Landlord shall have the right to withdraw Landlord's consent to Tenant's early entry of the Premises upon twenty-four (24) hours written notice to Tenant. Tenant agrees that any such early entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except as to the covenant to pay Rent, and further agrees Landlord shall not be liable in any way for any injury, loss or damage that may occur to any of the Tenants Improvements or Tenant's installations made in the Premises or to properties placed therein prior to the Commencement Date, the same being at Tenant's sole risk. Tenant hereby indemnifies, defends and hold harmless Landlord and Landlord's Indemnified Parties against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or related to Tenant's or Tenant's agents entry of the Premises prior to substantial completion of the Premises to install its equipment and furnishings preparatory to its occupancy of the Premises, or on account of injury to any person whatsoever or damage to any property arising out of, in connection with or in any way relating to Tenant's entry of the Premises prior to substantial completion of the Premises.

         11. Tenant Delays. Tenant agrees that for purposes of this Lease, the following shall constitute "Tenant Delays":

                  (a) Tenant fails to timely comply with the dates established in the schedule of dates described in Paragraph 5 hereof, including without limitation, having Tenant's architect timely complete the Drawings; or

                  (b) Tenant's failure to furnish information in accordance herewith or to respond to any written request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within three (3) days of such written request; or

                  (c) Tenant's insistence on materials, finishes or installations other than Landlord's Building Standard after having first been informed by Landlord in writing at or before the time of delivery to Tenant of final construction pricing for Tenant's approval that such materials, finishes or installations will cause a Tenant Delay; or

                  (d) Tenant's causes changes to be made in the Drawings (notwithstanding Landlord's approval of such changes) that reasonably would cause a delay in the completion of the Premises or Tenant causes changes in the Tenant Improvements after commencement of construction of the Tenant Improvements resulting in Extra Work; or

                  (e) Tenant, or any person, firm or corporation employed by Tenant, fails to timely perform or complete any work by Tenant or said person, firm or corporation employed by Tenant (all such work and such persons, firms or corporations being subject to the reasonable approval of Landlord); or

                  (f) Tenant shall have directly, or indirectly through any person, firm or corporation employed by Tenant, interfered with or delayed the work of the General Contractor; or

                  (g) Any request by Tenant that Landlord delay the completion of any of Landlord's work; or

                  (h) Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

                  (i) Any delay resulting from Tenant's entry of the Premises prior to its being substantially completed, as described in Paragraph 10 of this Exhibit "C" above.

         12. Acceptance of Tenant Improvements. Except for the completion of any Punch List Items, the taking of possession of the Premises by Tenant means that
(i) Tenant has conducted its own independent investigation of the Premises and that the Premises are suitable for the purpose for which the same are leased, subject to any latent defect which is not discoverable upon reasonable inspection, and (ii) the Building and each and every part and appurtenance thereof are in good and satisfactory condition, except for any latent defect which is not discoverable upon a reasonable inspection.

         13. American's with Disabilities Act. Landlord, at Landlord's expense, shall be responsible to construct the common areas, the building systems, exterior walls and the exterior of the Building in compliance with the Americans with Disabilities Act and the Texas Architectural Barriers Act (collectively, the "Act"). Tenant, as part of the Tenant Improvements and included in the Tenant Improvement Allowance, shall be responsible for construction of the Tenant Improvements in compliance with the Act. Tenant shall be responsible, at Tenant's sole cost and expense, for compliance of the Premises with the Act. Tenant covenants and agrees that all alterations and improvements to the Premises constructed by Tenant, whether prior to or after the Commencement Date, shall be constructed in accordance with the Act. Except to the extent Landlord is responsible for compliance with the Act as set forth above, Tenant shall be responsible for any accommodations or alterations which need to be made to the Premises to accommodate its disabled employees or customers. If, subsequent to the Commencement Date, Tenant requests Landlord to perform any alterations, additions or improvements to the Premises, whether by virtue of expansion, extension or otherwise, Tenant agrees to and shall be responsible for all costs and expense incurred in connection with any improvements and alterations necessary to ensure compliance with the Act.






























INITIALED FOR IDENTIFICATION BY LANDLORD              AND TENANT

                                   EXHIBIT "D"

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                         OF NORTH AMERICA, AS LANDLORD,
                       AND eLOYALTY CORPORATION, AS TENANT

                 RENTABLE AREA AND COMMENCEMENT DATE DECLARATION

         This declaration is executed with respect to that certain Lease Agreement (the "Lease") dated March __, 2000 by and between Investors Life Insurance Company of North America, a Washington corporation ("Landlord"), and eLoyalty Corporation, a Delaware corporation ("Tenant"), covering approximately square feet of rentable area on floors four and five of the Building. Capitalized terms used but not defined herein shall have the meanings given to them in the Lease.

         By their respective execution below, Landlord and Tenant each hereby stipulates and agrees that:

         (1) The Commencement Date (as defined in Section 2.02 of the Lease) occurred on _________________, 2000, and the Expiration Date is May 31, 2005.

         (2)      The Premises contain rentable square feet.

         (3)      The Building contains __________ net rentable square feet.

         (4) Tenant's Percentage Share for purposes of calculating Tenants Percentage Share of Operating Expenses is %.

         (5) Base Rent is payable in equal monthly installments starting on the Commencement Date as follows:

                  Lease Year 1      -       $                                   ($18.50 per rentable square foot)
                                             -----------------------------
                  Lease Year 2      -       $                                   ($19.00 per rentable square foot)
                                             -----------------------------
                  Lease Year 3      -       $                                   ($19.50 per rentable square foot)
                                             -----------------------------
                  Lease Year 4      -       $                                   ($20.00 per rentable square foot)
                                             -----------------------------
                  Lease Year 5      -       $                                   ($20.50 per rentable square foot)
                                             -----------------------------

                  Additional Rent for the calendar year 2000 (based on $8.00 per
                  rentable square foot) is $                 per month.

         (6) Other than latent defects of which Tenant is not aware, all construction work per the Drawings is complete with the exceptions outlined in the attached "punch list". Landlord agrees to remedy the items on the punch list within thirty
                  (30) days of the date hereof.

         This declaration may be relied upon by any person having or acquiring an interest in the Lease or the Building, without notice to or consent of Landlord or Tenant.

         EXECUTED on this                        day of                  , 2000.

                                    LANDLORD:

                                    INVESTORS LIFE INSURANCE COMPANY
                                    OF NORTH AMERICA



                                    By:
                                    Name:
                                    Title:



                                    TENANT:

                                    eLOYALTY CORPORATION


                                    By:
                                    Name:
                                    Title:

INITIALED FOR IDENTIFICATION BY LANDLORD            AND TENANT

                                   EXHIBIT "E"

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                         OF NORTH AMERICA, AS LANDLORD,
                       AND eLOYALTY CORPORATION, AS TENANT

                                 RENEWAL OPTION

         Provided that a Default by Tenant has not occurred and is continuing, Tenant shall have the right and option (the "Renewal Option") to renew and extend this Lease with respect to all of the Premises for two (2) consecutive renewal terms for respective periods of five (5) years each. In order to exercise each Renewal Option, Tenant must give Landlord written notice of the exercise of the Renewal Option no later than one (1) year prior to the expiration of the initial Term, or the expiration of the first renewal term, as the case may be. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise a Renewal Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Renewal Option. Each renewal term shall be upon the same provisions as for the initial Term except as follows:

         1. In the event Tenant elects to exercise the Renewal Options as set forth above, Landlord shall, within thirty (30) days thereafter, notify Tenant in writing of the proposed rental for the applicable Renewal Term, including any annual adjustments to the Base Rent (the "Proposed Renewal Rental"). Within fifteen (15) days following Landlord's delivery of the Proposed Renewal Rental, Tenant shall notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord's proposal, then the Proposed Renewal Rental shall be the rental rate in effect during the applicable renewal term. If Tenant fails to respond within such fifteen (15) day period, Tenant shall be deemed to have rejected Landlord's Proposed Renewal Rental. If Tenant rejects Landlord's Proposed Renewal Rental during such fifteen (15) day period, Tenant's rejection notice must either (i) withdraw its exercise of the Renewal Option, or (ii) exercise its right to a thirty (30) day negotiation period with Landlord which right is hereby granted. If Tenant exercises such right, Tenant and Landlord shall, in good faith, endeavor to negotiate a reasonable renewal rental rate (the "Negotiated Renewal Rate"), providing supporting cost and market data for its respective renewal rate preferences. If Tenant and Landlord fail to agree upon a Negotiated Renewal Rental during such thirty (30) day period, Tenant's may elect to either (i) withdraw its exercise of the Renewal Option, or (ii) exercise its right to enter into arbitration with Landlord concerning the Market Rate (as hereinafter defined), which right is hereby granted, in accordance with the following procedure.

                  a. Within ten (10) days after Tenant delivers to Landlord its rejection notice requesting arbitration of the Market Rate (the "Designation Date"), Landlord and Tenant shall each appoint an independent arbitrator who shall be an appraiser or licensed real estate broker with at least five (5) years experience in building leasing, management and marketing in the Austin, Texas, geographic real estate market or in appraising leasehold interests under commercial leases, and shall be familiar with the valuation of comparable property in such area and otherwise qualified to act as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Each independent appraiser shall not have been employed, regularly or as a broker or consultant, during the past six (6) month period by the respective party selecting such person. By the Designation Date, each party shall notify the other party in writing of the name, address, telephone number and qualifications of its appraiser so appointed. If either party shall fail to notify the other party of its named appraiser by the Designation Date, the determination of the Market Rate by the single appraiser appointed shall be conclusive and binding upon both Landlord and Tenant. If both parties timely designate their respective appraisers, then the two appointed appraisers shall select a third qualified appraiser within ten
(10) days after the Designation Date. Landlord and Tenant shall each bear the cost of its appraiser and one-half (1/2) of the cost of the third appraiser.

                  b. The three appraisers shall determine the Market Rate in accordance with the parameters set forth herein by mutual agreement within thirty (30) business days after the Designation Date. If all of the appraisers fail to agree on the Market Rate within thirty (30) business days after the Designation Date, but two of the appraisers can so agree, then the Market Rate as determined by such two appraisers shall be controlling. If none of the appraisers can agree on the Market Rate within such time period, then an average shall be taken of the two closest determinations thereof and such average shall be controlling (except that if the median of the three rates provided by the appraisers is also the average of the three, it shall be controlling). Tenant shall have fifteen (15) days to accept or reject in writing the Market Rate as determined by the arbitration procedure. If Tenant does not accept the Market Rate as determined by the arbitration procedure on or before the end of said fifteen (15) day period, then Tenant shall pay all of Landlord's costs associated with obtaining the aforementioned appraisals and Tenant shall be deemed to withdraw its exercise of the Renewal Option, and all rights of Landlord and Tenant under this option to renew shall immediately terminate and all terms and conditions of this option to renew shall be of no further force and effect. Except as noted above in case of a failure to agree on Market Rate, Tenant may not revoke its election to renew after such election has been made.

                  c. For purposes of this Lease and the arbitration process set forth above, "Market Rate" shall be the then prevailing annual rental rates then being charged for comparable space in first class buildings similarly situated to the Building located in Austin, Travis County, Texas, taking into consideration without limitation use, location and/or floor level within the applicable building, definition of net rentable area, leasehold improvements provided, quality, age and location of the applicable building, area of premises, percentage of building included in area of premises, rental concessions, the time the particular rate under consideration became effective and all other then prevailing market inducements.

         2. During each such renewal term, Tenant shall pay all other Rent and other amounts due under this Lease, including without limitation all rental adjustments pursuant to Article 3 of this Lease, provided that any expense caps or similar limitations shall not be renewed or carried forward (i.e., they shall be adjusted to market) unless the Market Rate contemplates that such limitations be continued during each renewal term.

         3. Tenant shall have no further right to renew this Lease.

         4. Upon exercise of the Renewal Option by Tenant and subject to the conditions set forth herein, the Lease shall be extended for the period of such Renewal Term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the initial Term or the first renewal term shall terminate all subsequent renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease, unless such assignment is to Tenant's subsidiary, affiliate, or successor in accordance with the provisions of Article 12. Landlord's consent to any assignment of the Lease to a party other than a subsidiary, affiliate, or successor of Tenant shall not be construed as allowing an assignment of such rights to any assignee.

INITIALED FOR IDENTIFICATION BY LANDLORD                 AND TENANT

                                   EXHIBIT "F"

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                         OF NORTH AMERICA, AS LANDLORD,
                       AND eLOYALTY CORPORATION, AS TENANT

                             RIGHT OF FIRST REFUSAL

         Landlord hereby grants to Tenant a right of first refusal (the "Right of First Refusal") exercisable as hereinafter set forth, covering the remainder of the third floor of the Building, containing approximately 16,414 rentable square feet, more particularly described on the floor plan of the third floor of the Building attached as Exhibit "A" to this Lease (the "Refusal Space"). All rights of Tenant to lease the Refusal Space pursuant to the Right of First Refusal shall be applicable to the entire Refusal Space or to any portion thereof which may become available. The Right of First Refusal shall be as follows:

         (a) Upon the issuance by Landlord of a formal proposal to a third party tenant to lease all or any portion of the Refusal Space, Landlord shall notify the Tenant in writing (the "Offer Notice") of the issuance of such formal proposal for all or such portion of the Refusal Space (the "Offered Refusal Space"). Tenant may exercise the Right of First Refusal and include the Offered Refusal Space, or any other unleased portion of the Refusal Space under this Lease, upon the terms and conditions of this Lease by delivering to Landlord written notice of Tenant's election (the "Acceptance Notice") on or before the seventh (7th) business day after the date of Tenant's receipt of the Offer Notice.

         (b) In the event Landlord does not receive Tenant's Acceptance Notice as to the Offered Refusal Space as described in the Offer Notice within said seven (7) business day period, then Landlord shall be free to lease the Offered Refusal Space to one or more third parties, provided such third parties have been the subject of an Offer Notice. Until May 31, 2003 (the "Evergreen Period"), Tenant's failure to give Landlord a Tenant's Acceptance Notice as to any Offered Refusal Space described in an Offer Notice shall not constitute a waiver of Tenant's right to receive a subsequent Offer Notice for all or any portion of such Offered Refusal Space (assuming Landlord does not consummate a lease with such third party tenant the subject of the original Offer Notice). However, on May 31, 2003 the Evergreen Period expires, and thereafter, if Tenant fails to timely give Landlord a Tenant's Acceptance Notice as to any Offered Refusal Space covered by an Offer Notice, then such failure shall be deemed a waiver and release of Tenant's Right of First Refusal as to the Offered Refusal Space designated in the Offer Notice.

         (c) All Refusal Space leased by Tenant pursuant to the Right of First Refusal shall be for a term which is coterminous with the initial Term and any renewal or extension thereof.

         (d) The term Premises, as used in this Lease, shall include all expansions thereof that may occur from time to time pursuant to this Right of First Refusal.

         (e) In the event Tenant exercises the Right of First Refusal pursuant to the terms hereof, Landlord shall do the work necessary to furnish and install within the Refusal Space leased by Tenant, in accordance with drawings to be prepared by Tenant and approved in writing by Landlord, the tenant improvements provided for in the drawings. The cost of the work shall be advanced by Landlord for the benefit of Tenant, to be repaid by Tenant in the form of Base Rent, but only to the extent that the aggregate cost of the tenant improvements for the Refusal Space provided for in the drawings does not exceed an amount per square foot leased, rounded up or down to the nearest cent (but not to exceed $18.00), equal to (X) $18.00, times (Y) the number of months remaining in the Term (excluding all renewals, unless such renewals have been irrevocably exercised by Tenant), divided by (Z) sixty (60).

         (f) The Base Rent for the Refusal Space shall be the same as the Base Rent for the Premises and shall be due and payable commencing on the earlier of (i) the date the tenant improvements constructed by Landlord in the Refusal Space leased by Tenant are substantially completed, or would have been substantially completed but for Tenant Delays, and Landlord has notified Tenant of such completion, or (ii) the date Tenant begins the occupancy of all or any part of the Refusal Space leased by Tenant in a reasonably normal manner for the conduct of Tenant's business.

         (g) Upon the exercise of the Refusal Option pursuant to the terms hereof, Landlord and Tenant shall execute, at the request of either party, an instrument delineating and describing the any Refusal Space leased by Tenant and thereby added to the Premises.

         (h) In the event Tenant exercises the Right of First Refusal pursuant to the terms hereof, as a condition precedent to Tenant exercising the Right of First Refusal, Tenant must cause the Security Deposit to be increased to an amount equal to one month's Base Rent on the entire Premises, including any Refusal Space leased by Tenant.










INITIALED FOR IDENTIFICATION BY LANDLORD               AND TENANT

                                   EXHIBIT "G"

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                         OF NORTH AMERICA, AS LANDLORD,
                       AND eLOYALTY CORPORATION, AS TENANT

                                EXPANSION OPTION

         Subject to the terms and conditions of this Lease, Landlord hereby grants to Tenant an expansion option (the "Expansion Option") exercisable as hereinafter set forth, covering the remainder of the third floor of the Building, containing approximately 16,414 rentable square feet (the "Expansion Space").

         (a) Until November 1, 2002, so long as Tenant is not in default in the performance of its covenants under this Lease, Tenant may exercise the Expansion Option to include under this Lease, beginning on June 1, 2003, all or any part of Expansion Space. In the event Tenant desires to exercise the Expansion Option, Tenant must deliver to Landlord written notice (the "Expansion Notice") of Tenant's election on or before November 1, 2002. If Tenant fails to deliver the Expansion Notice to Landlord by November 1, 2002, Tenant's option to expand the Premises as set forth herein shall terminate and be of no further force or effect. The Rent for the Remaining Expansion Space shall the same as for the Rent for the original Premises.

         (b) If prior to November 1, 2002, Tenant fails to exercise its Right of First Refusal with respect to an Offer Notice for all or any portion of the Offered Refusal Space in accordance with Exhibit "F" and Landlord subsequently leases such Offered Refusal Space to another tenant which has been the subject of the Offered Notice, then Tenant's Expansion Option with respect to such Offered Refusal Space as such space also constitutes Expansion Space, shall terminate; but in such event, Landlord agrees to make available to Tenant up to 16,414 rentable square feet, either in the Building or in other buildings located in the Project as designated by Landlord, as replacement Expansion Space. (For example, and by way of example only, if, prior to November 1, 2002, Landlord gives Tenant an Offer Notice for 5,000 rentable square feet on the third floor of the Building in accordance with Exhibit "F", and Tenant fails to exercise its Right of First Refusal for such 5,000 rentable square feet, and Landlord leases such 5,000 rentable square feet to a third party tenant, then such 5,000 rentable square feet shall also be excluded from the Expansion Space, but only if Landlord makes available to Tenant as replacement Expansion Space 5,000 rentable square feet on either the first or second floor of the Building or in another building in the Project reasonably acceptable to Tenant. Tenant's right to expand into the remaining portion of the Expansion Space on the third floor shall not be affected by Tenant's waiver of its Right of First Refusal as to the 5,000 rentable square feet in this example.)

         (c) If Tenant does not exercise its Expansion Option as to all of the Expansion Space by November 1, 2002, then as to the portion of the Expansion Space which Tenant does not elect to expand, Landlord shall have the right to lease such space to third parties, but subject to the Right of First Refusal set forth in Exhibit "F".

         (d) The term "Premises," as used in this Lease, shall include all expansions thereof that may occur from time to time.

         (e) In the event Tenant exercises the Expansion Option pursuant to the terms hereof, Landlord shall do the work necessary to furnish and install within the Expansion Space tenant improvements in accordance with drawings to be prepared by Tenant and approved in writing by Landlord. The cost of the work shall be advanced by Landlord for the benefit of Tenant, to be repaid by Tenant in the form of Base Rent, but only to the extent that the aggregate cost of furnishing the Building Standard improvements and such additional improvements provided for in the drawings does not exceed an amount per square foot leased, rounded up or down to the nearest cent (but not to exceed $18.00), equal to (X) $18.00, times (Y) the number of months remaining in the Term (excluding all renewals, unless such renewals have been irrevocably exercised by Tenant), divided by (Z) sixty (60).

         (f) The failure by Tenant to timely give the written Expansion Option Notice above shall constitute the Tenant's decision not to exercise the Expansion Option, and the Tenant shall be considered to have permanently waived any rights to the Expansion Space, except for Tenant's Right of First Refusal set forth in Exhibit "F".

         (f) Upon the exercise of the Expansion Option pursuant to the terms hereof, Landlord and Tenant shall execute, at the request of either party, an instrument delineating and describing the space added to the Premises.

         (g) All Expansion Space leased pursuant to this Exhibit "G" shall be for a term which is coterminous with the initial Term of this Lease, and any renewal or extension thereof.

         (h) If Tenant timely exercises the Expansion Option and Landlord is unable to accommodate Tenant's expansion needs because of
                  (i) the unavailability of 16,414 rentable square feet of Expansion Space or (ii) in the event Tenant exercised its Right of First Refusal to less than the entire Expansion Space, the unavailability of such amount of space in the Building or the Project as designated by Landlord, in Landlord's discretion, that equals the excess of 16,414 rentable square feet of space less any amount of space obtained by Tenant through its Right of First Refusal and that is reasonably acceptable to Tenant, then Tenant shall have the right to cancel and terminate this Lease as of May 31, 2003, by giving Landlord written notice of such election no later than December 1, 2002; provided, however, as a condition precedent to Tenant being entitled to cancel and terminate this Lease, Tenant must pay, prior to May 31, 2003, liquidated damages to Landlord equal to the unamortized costs incurred by Landlord in connection with this Lease, including, but not limited to, Tenant Improvements constructed by Landlord, Additional Tenant Improvements constructed by Landlord, and leasing commissions. Landlord and Tenant hereby acknowledge and agree they have included the provision for payment of liquidated damages in this Exhibit "G" because, in the event of a termination by Tenant in accordance with this provision, the actual damages incurred by Landlord can reasonably be expected to approximate the amount of liquidated damages called for in this Section (h) of this Exhibit "G", and because the actual amount of such damages would be difficult if not impossible to accurately measure.

         (i) In the event Tenant exercises the Expansion Option pursuant to the terms hereof, as a condition precedent to Tenant exercising the Expansion Option, Tenant must cause the Security Deposit to be increased to an amount equal to one month's Base Rent on the entire Premises, including any Expansion Space leased by Tenant.

INITIALED FOR IDENTIFICATION BY LANDLORD              AND TENANT

                                   EXHIBIT "H"

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                       AND eLOYALTY CORPORATION, AS TENANT


                          CERTIFICATE OF THE SECRETARY

          The undersigned, Secretary of eLoyalty Corporation, a Delaware corporation (the"Corporation"), hereby certifies that attached is a true and correct copy of the resolutions duly adopted by unanimous consent dated ,
          2000, of all directors of the Board of Directors of the Corporation and that the same have not been amended, altered or rescinded and are now in full force and effect; that the Corporation is duly organized and existing under the laws of the State of Delaware; that all franchise and other taxes, if any, required to maintain the corporate existence of the Corporation have been paid when due and that no such taxes are delinquent; that no proceedings are pending for the forfeiture of the Certificate of Incorporation of the Corporation or for its dissolution, voluntary or involuntary; that the Corporation is duly qualified to do business in the State of Texas and is in good standing in such state; that there is no provision of the Articles of Incorporation or Bylaws of the Corporation limiting the powers of the Board of Directors to pass or consent to the resolutions set out in the instrument attached hereto and that said resolutions are in conformity with the provisions of said Articles of Incorporation and Bylaws; and that the Secretary is the keeper of the records and minutes of the proceedings of the Board of Directors of the Corporation.

          This is to further certify that the persons named below are the duly elected and qualified officers of the Corporation, holding the respective offices set forth opposite their names, that they continue to hold these offices at the present time, and that the respective signatures set opposite their names are the genuine, original signatures of each respectively:

          Name                              Title                      Signature

                                            President
          ----------------------------                  ------------

                                            Secretary
          ----------------------------

          This is to further certify that the Corporation is duly organized and existing under the laws of the State of Delaware; that all franchise and other taxes, if any, required to maintain the existence of the Corporation have been paid when due and that no such taxes are delinquent; that no proceedings are pending for the dissolution or liquidation of the Corporation, voluntary or involuntary; that the Partnership is duly qualified to do business in the State of Texas; and that there is no provision of the partnership agreement establishing the Corporation which would limit the powers of the Corporation to execute a lease pursuant to the provisions which are attached hereto.

          IN WITNESS WHEREOF I have hereunto affixed my name as Secretary and have caused the corporate seal of the Corporation to be hereto affixed this day
of             , 2000.




                                    Secretary


          The undersigned,                , President of the Corporation, hereby
certifies that              , is the duly elected and qualified Secretary of the
Corporation, that the signature above is his (her) genuine signature, that attached is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Corporation, which are now in full force and effect; and that the foregoing certificate is true and correct.




                                    President


          [ATTACHED TO THIS CERTIFICATE MUST BE CORPORATE RESOLUTIONS EVIDENCING THAT THE OFFICER EXECUTING THE LEASE HAS AUTHORITY TO EXECUTE THIS LEASE FOR TENANT]

          INITIALED FOR IDENTIFICATION BY LANDLORD              AND TENANT

                                   EXHIBIT "I"

                TO LEASE BETWEEN INVESTORS LIFE INSURANCE COMPANY
                          OF NORTH AMERICA AS LANDLORD
                       AND eLOYALTY CORPORATION, AS TENANT

                              RULES AND REGULATIONS

          The following standards shall be observed by Tenant for the mutual safety, cleanliness and convenience of all occupants of the Building. These rules are subject to change from time to time, as specified in the Lease.

          1. Tenant shall not use the Premises or the Building to sell any items or services at retail price or cost without the prior written consent of Landlord. Stenography, typewriting, blueprinting, duplicating services of any kind, food and beverage services, and similar businesses, shall not be conducted from or within the Premises or Building for the service or accommodation of other occupants of the Building without the prior written consent of Landlord.

          2. Sidewalks, halls, passageways, fire exits, roof access, and stairwells shall not be obstructed or used by Tenant for a purpose other than ingress and egress to and from the Premises and Building.

          3. Flammable, explosive or other hazardous liquids and materials shall not be brought on the Premises or into the Building without the prior written consent of Landlord. All holiday decorations shall be made of flame retardant materials and are limited to the interior of the Building.

          4. All contractors and technicians performing work for Tenant within the Building shall be referred to Landlord for approval before performing such work. All work, including, but not limited to, installation of telephone and telegraph equipment, electrical and electronic devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings or any other physical feature of the Building, shall not commence prior to written approval by Landlord.

          5. Tenant shall not conduct any auction on the Premises nor store goods, wares or merchandise on the Premises, except for Tenant's own personal use.

          6. Movement into or out of the Building of freight, furniture, office equipment or other material for dispatch or receipt by Tenant which requires movement through public corridors or lobbies or entrances to the Building shall be limited to the use of elevators only and shall be done at hours and in a manner approved by Landlord for such purposes from time to time. Only licensed, commercial movers shall be used for the purpose of moving freight, furniture or office equipment to and from the Premises and Building. All hand trucks shall be equipped with rubber tires and rubber side guards.

          7. Requests by Tenant for building services, maintenance or repair shall be made in writing to the office of the Landlord or its management agent, if any.

          8. Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without the prior approval of Landlord. All keys to the Premises shall be surrendered to Landlord upon termination of tenancy.

          9. Tenant shall give prompt notice to the office of the Landlord or its management agent, if any, of any damage to or defects in plumbing, electrical fixtures or heating and cooling equipment. Liquids, or other materials or substances which will cause injury to the plumbing, shall not be put into the lavatories, water closets or other plumbing fixtures, by Tenant, its agents, employees or invitees.

          10. Tenant shall not place, install or operate on the Premises, or in any part of the Building or Project, any stoves or cooking equipment outside any kitchen areas without the prior written approval of Landlord.

          11. Large files, safes, electronic data processing equipment and other heavy equipment shall not be moved into the Building or installed in the Premises without the prior written approval of Landlord.

          12. Tenant shall not lay floor covering within the Premises without the prior written approval of Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

          13. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building.

          14. Nails, screws or picture hangers shall not be driven into the wood finish of any room without the prior written consent of Landlord. Animals or birds shall not be kept in or about the Premises or the Building.

          15. All plants within the Tenant Suite should be maintained by professional plant management companies. Any infestation as a result of the plants is the responsibility of the Tenant.

          16. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant which is visible from any part of the Project beyond the boundaries of the Premises without prior written consent of the Landlord.

          17. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the Building watchman, if any, and who do not present a pass to the Building signed by Tenant. Each Tenant shall be responsible for all persons for whom he supplies a pass or key to the Building or Premises.

          18. No smoking is allowed inside the Building. Smoking is restricted to the exterior West end of the Building. Tenant shall be responsible for each employee.

          19. Tenant will use all caution when driving and parking in the garage. Landlord is NOT responsible for any lost, stolen, or damage done to persons or property of Tenant and/or its employees as result of parking on the Project. Parking around the Building is limited to handicapped and 30-minute visitor parking only. There is no parking on the streets. Violating vehicles will be towed at owner's expense.

          20. Tenant shall not use the Building or the Premises to store vehicles, including without limitation boats, trailers, campers, golf carts, motorcycles or automobiles. All vehicles other than automobiles and motorcycles will be towed and stored at the owner's expense and Landlord shall assume no liability therefore, and Tenant waives any claim arising by reason thereof and agrees to hold Landlord harmless from any such claims arising from such towing, storage or removal. Any automobile or motorcycle left on the Premises for more than twenty (20) consecutive days may be towed and stored at the owner's expense and Landlord shall assume no liability therefore and Tenant waives any claim arising by reason thereof and agrees to hold Landlord harmless from any such claims arising from such towing, storage or removal.

  INITIALED FOR IDENTIFICATION BY LANDLORD                AND TENANT